              As filed with the Securities and Exchange Commission
                                on March 30, 2007

                           Registration No. 811-09347

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                              Amendment No. 36                               [X]

                                   ----------

                   COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC
               (Exact Name of Registrant as specified in Charter)

                              One Financial Center
                                Boston, MA 02110
          (Address of Principal Executive Offices, including Zip Code)

                                   ----------

       Registrant's Telephone Number, including Area Code: (800) 321-7854

                             James R. Bordewick, Jr.
                          c/o Columbia Management Group
                               100 Federal Street
                                Boston, MA 02110
                     (Name and Address of Agent for Service)

                                 With copies to:
                             Marco E. Adelfio, Esq.
                             Morrison & Foerster LLP
                          2000 Pennsylvania Ave., N.W.
                             Washington, D.C. 20006

                                EXPLANATORY NOTE

     This Registration Statement has been filed by Columbia Funds Master Investment Trust, LLC (formerly, Columbia Funds Master Investment Trust) ("Registrant") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended, in order to effect certain non-material changes.

     The audited financial statements for the Registrant's series, dated March 31, 2006, and the unaudited semi-annual financial statements for the Registrant's series, dated September 30, 2006, are hereby incorporated by reference into this Registration Statement. Part B to the Registration Statement, dated March 29, 2007, is hereby incorporated by reference to Amendment Number 35, filed March 29, 2007, except that:

     (1) all references, throughout Part B, to "Columbia Funds Master Investment Trust" are changed to "Columbia Funds Master Investment Trust, LLC";

     (2) the second sentence of the second full paragraph on the front cover page is removed; and

     (3) the first three paragraphs under the heading "HISTORY OF THE TRUST" are replaced with the following:

          The Trust is a registered investment company in the Columbia Funds Family. On September 26, 2005, Nations Master Investment Trust changed its name to Columbia Funds Master Investment Trust. On March 29, 2007, Columbia Funds Master Investment Trust changed its name to Columbia Funds Master Investment Trust, LLC.

          On September 26, 2005, the names of the series of the Trust were changed as follows: Nations International Value Master Portfolio to Columbia International Value Master Portfolio, Nations Marsico Focused Equities Master Portfolio to Columbia Marsico Focused Equities Master Portfolio, Nations Marsico Growth Master Portfolio to Columbia Marsico Growth Master Portfolio, Nations High Yield Bond Master Portfolio to Columbia High Income Master Portfolio, Nations Strategic Growth Master Portfolio to Columbia Large Cap Core Master Portfolio and Nations Small Company Master Portfolio to Columbia Small Cap Growth Master Portfolio.

          The Trust was organized as a Delaware business trust, a form of entity now known as a statutory trust, on January 14, 1999, and the Trust was converted to a limited liability company ("LLC") on March 29, 2007. Under Delaware law, upon a conversion of a statutory trust to an LLC, the LLC is deemed to be the same entity as the statutory trust. All rights, privileges and property of the statutory trust remain vested in the LLC and become the property of the LLC without the need for further action. Similarly, all debts, liabilities and duties of the statutory trust remain attached to the LLC and become enforceable against the LLC to the same extent as previously enforceable against the statutory trust, again without the need for further action. The rights, privileges, property, debts, liabilities and duties that remain vested in or remain attached to the LLC are not deemed to have been transferred for any purpose under Delaware law. The Trust's LLC Agreement authorizes the Board to issue an unlimited number of Interests and to establish and designate such Interests into one or more Master Portfolios. Interests may be purchased only by investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act. The number of investors in each Master Portfolio may not exceed 100.

          Beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by the investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or solicitation of an offer to buy, any beneficial interests in the Registrant.

                  COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC
                                     PART A

                                 March 30, 2007

                  Columbia International Value Master Portfolio
               Columbia Marsico Focused Equities Master Portfolio
                    Columbia Marsico Growth Master Portfolio
                      Columbia High Income Master Portfolio
                    Columbia Large Cap Core Master Portfolio
                   Columbia Small Cap Growth Master Portfolio

Responses to Items 1 through 3 have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Columbia Funds Master Investment Trust, LLC ("Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust is currently comprised of six separate series of Master Portfolios (each a "Master Portfolio" and collectively the "Master Portfolios") which are: Columbia International Value Master Portfolio, Columbia Marsico Focused Equities Master Portfolio, Columbia Marsico Growth Master Portfolio, Columbia High Income Master Portfolio, Columbia Large Cap Core Master Portfolio and Columbia Small Cap Growth Master Portfolio. The Trust's Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of beneficial interests ("Beneficial Interests") and to establish and designate such Beneficial Interests into one or more Master Portfolios.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS.

Columbia International Value Master Portfolio: Columbia International Value Master Portfolio's investment objective is to seek long-term capital appreciation by investing primarily in equity securities of foreign issuers, including emerging markets countries.

The Master Portfolio normally invests at least 65% of its assets in foreign companies anywhere in the world that have a market capitalization of more than $1 billion at the time of investment. The Master Portfolio typically invests in at least three countries other than the United States at any one time.

The Master Portfolio primarily invests in equity securities either directly or indirectly through closed-end investment companies and depositary receipts.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

To help manage risk, the Master Portfolio has certain limits on its investments. These limits apply at the time an investment is made:

- The Master Portfolio will normally invest no more than 5% of its assets in a single security.

-    The Master Portfolio may not investor more than the greater of:

     -    20% of its assets in a single country or industry, or

     - 150% of the weighting of a single country or industry in the MSCI EAFE Index (limited to less than 25% of its assets in a single industry, other than U.S. government securities).

- The Master Portfolio generally may not invest more than 20% of its assets in emerging markets or developing countries.

The Master Portfolio's sub-adviser's Large Cap Investment Committee uses the "Graham and Dodd" value approach to selecting securities and managing the Master Portfolio. The sub-adviser invests in a company when its current price appears to be below its true long-term--or intrinsic--value.

The sub-adviser uses fundamental analysis to determine intrinsic value, and will look at a company's book value, cash flow, capital structure, and management record, as well as its industry and its position in the industry. This analysis includes a review of company reports, filings with the Securities and Exchange Commission ("SEC"), computer databases, industry publications, general and business publications, brokerage firm research reports and other information sources, as well as interviews with company management.

The sub-adviser may sell a security when its price reaches a target set by the sub-adviser, when the team believes other investments are more attractive, or for other reasons.

Columbia International Value Master Portfolio has the following principal risks:

     - Investment strategy risk - The sub-adviser chooses stocks it believes are undervalued or out of favor with the expectation that these stocks will eventually rise in value. There is a risk that the value of these investments will not rise as high or as quickly as the sub-adviser expects, or will fall.

     - Foreign investment risk - Because the Master Portfolio invests primarily in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

     - Emerging markets risk - Securities issued by companies in developing or emerging market countries, like those in Eastern Europe, the Middle East, Asia or Africa, may be more sensitive to the risks of foreign investing. In particular, these countries may experience instability resulting from rapid social, political and economic development. Many of these countries are dependent on international trade, which makes them sensitive to world commodity prices and economic downturns in other countries. Some emerging market countries have a higher risk of currency devaluations, and some countries may experience long periods of high inflation or rapid changes in inflation rates.

     - Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

Columbia Marsico Focused Equities Master Portfolio: Columbia Marsico Focused Equities Master Portfolio seeks long-term growth of capital.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in equity securities. The investments will mostly consist of equity securities of large-capitalization companies with a market capitalization of $4 billion or more. The Master Portfolio, which is non-diversified, generally holds a core position of 20 to 30 common stocks that are selected for their long-term growth potential. It may invest up to 25% of its assets in foreign securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

In selecting investments for the Master Portfolio, Marsico Capital Management ("Marsico Capital"), the Master Portfolio's investment sub-adviser, uses an approach that combines "top-down" macroeconomic analysis with "bottom-up" stock selection.

The "top-down" approach may take into consideration macroeconomic factors such as, without limitation, interest rates, inflation, demographics, the regulatory environment and the global competitive landscape. In addition, Marsico Capital may also examine other factors that may include, without limitation, the most attractive global investment opportunities, industry consolidation and the sustainability of financial trends observed. As a result of the "top-down" analysis, Marsico Capital seeks to identify sectors, industries and companies that may benefit from the overall trends Marsico Capital has observed.

Marsico Capital then looks for individual companies or securities with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company or security may be a suitable investment, Marsico Capital may focus on any of a number of different attributes that may include, without limitation, the company's specific market expertise or dominance; its franchise durability and pricing power; solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards and transparent financial disclosure); strong and ethical management, commitment to interestholder interests; reasonable valuations in the context of projected growth rates and other indications that a company or security may be an attractive investment prospect. This process is called "bottom-up" stock selection.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management as well as with its customers and (as relevant) suppliers, distributors and competitors. Marsico Capital also may prepare detailed earnings and cash flow models of companies. These models may assist Marsico Capital in projecting potential earnings growth and other important company financial characteristics under different scenarios. Each model is typically customized to follow a particular company and is generally intended to replicate and describe a company's past, present and potential future performance. The models may include quantitative information and detailed narratives that reflect updated interpretations of corporate data and company and industry developments.

Marsico Capital may reduce or sell investments in portfolio companies if, in the opinion of Marsico Capital, a company's fundamentals change substantially, its stock price appreciates excessively in relation to fundamental earnings growth prospects, the company appears not to realize its growth potential, or there are more attractive investments opportunities elsewhere.

The Master Portfolio's core investments generally are comprised of established companies and securities that exhibit growth characteristics. However, the Master Portfolio also may typically include companies with more aggressive growth characteristics and companies undergoing significant changes: e.g., the introduction of a new product line, the appointment of a new management team, or an acquisition.

Columbia Marsico Focused Equities Master Portfolio has the following principal risks:

     - Investment strategy risk - There is a risk that the value of the Master Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

     - Holding fewer investments - The Master Portfolio is considered to be non-diversified because it may hold fewer investments than other kinds of equity funds. This increases the risk that its value could go down significantly if even only one of its investments performs poorly. The value of the Master Portfolio will tend to have greater price swings than the value of more diversified equity funds. The Master Portfolio may become a diversified fund by limiting the investments in which more than 5% of its total assets are invested.

     - Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

     - Foreign investment risk - Because the Master Portfolio may invest up to 25% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S.

          investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

Columbia Marsico Growth Master Portfolio: Columbia Marsico Growth Master Portfolio seeks long-term growth of capital.

The Master Portfolio invests primarily in equity securities of large-capitalization companies with a market capitalization of $4 billion or more that are selected for their growth potential. It generally holds a core position of between 35 and 50 common stocks. It may hold up to 25% of its assets in foreign securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

In selecting investments for the Master Portfolio, Marsico Capital uses an approach that combines "top-down" macroeconomic analysis with "bottom-up" stock selection.

The "top-down" approach may take into consideration macroeconomic factors such as, without limitation, interest rates, inflation, demographics, the regulatory environment and the global competitive landscape. In addition, Marsico Capital may also examine other factors that may include, without limitation, the most attractive global investment opportunities, industry consolidation; and the sustainability of financial trends observed. As a result of the "top-down" analysis, Marsico Capital seeks to identify sectors, industries and companies that may benefit from the overall trends that Marsico Capital has observed.

Marsico Capital then looks for individual companies or securities with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company or security may be a suitable investment, Marsico Capital may focus on any of a number of different attributes that may include, without limitation, the company's specific market expertise or dominance; its franchise durability and pricing power; solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards, and transparent financial disclosure); strong and ethical management; commitment to interestholder interests; reasonable valuations in the context of projected growth rates; and other indications that a company or security may be an attractive investment prospect. This process is called "bottom-up" stock selection.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management, as well as with its customers and (as relevant) suppliers, distributors and competitors. Marsico Capital also may prepare detailed earnings and cash flow models of companies. These models may assist Marsico Capital in projecting potential earnings growth and other important company financial characteristics under different scenarios. Each model is typically customized to follow a particular company and is generally intended to replicate and describe a company's past, present and potential future performance. The models may include quantitative information and detailed narratives that reflect updated interpretations of corporate data and company and industry developments.

Marsico Capital may reduce or sell investments in portfolio companies if, in the opinion of Marsico Capital, a company's fundamentals change substantially, its stock price appreciates excessively in relation to fundamental earnings growth prospects, the company appears not to realize its growth potential, or there are more attractive investments opportunities elsewhere.

The Master Portfolio's core investments generally are comprised of established companies and securities that exhibit growth characteristics. However, the Master Portfolio also may typically include companies with more aggressive growth characteristics and companies undergoing significant changes: e.g., the introduction of a new product line, the appointment of a new management team, or an acquisition. As a result, the Master Portfolio may invest in certain companies for relatively short periods of time. Such short-term activity may cause the Master

Portfolio to incur higher transaction costs (which may adversely affect the Master Portfolio's performance) and may increase taxable distributions for interestholders.

Columbia Marsico Growth Master Portfolio has the following principal risks:

     - Investment strategy risk - Marsico Capital uses an investment strategy that tries to identify equities with growth potential. There is a risk that the value of these investments will not rise as high as Marsico Capital expects, or will fall.

     - Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

          - Foreign investment risk - Because the Master Portfolio may invest up to 25% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

Columbia High Income Master Portfolio: Columbia High Income Master Portfolio seeks maximum income by investing in a diversified portfolio of high yield debt securities.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in domestic and foreign corporate high yield debt securities. These securities are not rated investment grade, but generally will be rated "BB" or "B" by Standard & Poor's Corporation. The team may choose unrated securities if it believes they are of comparable quality at the time of investment. The portfolio is not managed to a specific duration. Its duration will generally track the CSFB High Yield Index.

The Master Portfolio invests primarily in:

          - domestic corporate high yield debt securities, including private placements

          - U.S. dollar-denominated foreign corporate high yield debt securities, including private placements

          -    zero-coupon bonds

          -    U.S. government obligations

          - equity securities (up to 20% of its assets), which may include convertible securities

The Master Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

When selecting investment for the portfolio, the team:

          -    focuses on individual security selection ("bottom-up" analysis)

          -    uses fundamental credit analysis

          - emphasizes current income while attempting to minimize risk to principal

          - seeks to identify a catalyst for capital appreciation such as an operational or financial restructuring

          - tries to manage risk by diversifying the Master Portfolio's investments across securities of many different issuers

The team may sell a security when its market price rises above the target price the team has set, if it believes there has been a deterioration in an issuer's fundamentals, such as earnings, sales or management, or an issuer's credit quality, or to maintain portfolio diversification, or for other reasons.

Columbia High Income Master Portfolio has the following principal risks:

     - Investment strategy risk - There is a risk that the value of the investments that the team chooses will not rise as high as the team expects, or will fall.

     - Credit risk - The types of securities in which the Master Portfolio typically invests are not investment grade and are generally considered speculative because they present a greater risk of loss, including default, than higher quality debt securities. These securities typically pay a premium - a high interest rate or yield - because of the increased risk of loss. These securities also can be subject to greater price volatility.

     - Changing distribution levels - The level of monthly income distributions paid by the Master Portfolio depends on the amount of income paid by the securities the Master Portfolio holds. It is not guaranteed and will change. Changes in the value of the securities, however, generally should not affect the amount of income they pay.

     - Interest rate risk - The prices of fixed income securities will tend to fall when interest rates rise. In general, fixed income securities with longer maturities tend to fall more in value when interest rates rise than fixed income securities with shorter maturities.

     - Liquidity risk - There is a risk that a security held by the Master Portfolio cannot be sold at the time desired, or cannot be sold without adversely affecting the price.

     - Foreign investment risk - Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, may also apply to some foreign investments.

Columbia Large Cap Core Master Portfolio: Columbia Large Cap Core Master Portfolio seeks long-term growth of capital.

The Master Portfolio normally invests at least 80% of its assets in large capitalization companies whose market capitalizations are within the range of the companies within the S&P 500 Index (currently between $535.3 million and $367.5 billion) at the time of purchase. The securities the Master Portfolio normally holds include common stocks, preferred stocks and convertible securities like warrants and rights. It may hold up to 20% of its assets in foreign securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The team identifies stocks using a disciplined analytical process. Starting with a universe of companies with market capitalizations of at least $1 billion, the team assesses the investment potential of these companies and their industries by evaluating:

     -    the growth prospects of the company's industry

     -    the company's relative competitive position in the industry

The team believes that this analysis identifies companies with favorable long-term growth potential, competitive advantages and sensible business strategies.

The team then uses quantitative analysis to decide when to invest, evaluating each company's earnings trends and stock valuations, among other things, to try to determine when it is reasonably valued.

In actively managing the portfolio, the team considers the characteristics of the S&P 500 Index as a general baseline. The index characteristics evaluated by the team include risk and sector diversification, as well as individual securities holdings.

The team may sell a security when it believes that the profitability of the company's industry is beginning to decline, there is a meaningful deterioration in the company's competitive position, the company's management fails to execute its business strategy, when the team considers the security's price to be overvalued, or for other reasons.

The team may use various strategies, consistent with the Master Portfolio's investment objective, to try to reduce the amount of capital gains and income distributed to interestholders. For example, the team:

     - will focus on long-term investments to try to limit the number of buy and sell transactions

     - may try to sell securities in a manner that would create the lowest tax burden on interestholders

     - may offset capital gains by selling securities to realize a capital loss

     -    may use options, instead of selling securities

While the Master Portfolio may try to manage its capital gain distributions, it will not be able to completely avoid making taxable distributions. These strategies also may be affected by changes in tax laws and regulations, or by court decisions.

Columbia Large Cap Core Master Portfolio has the following principal risks:

     - Investment strategy risk - The team chooses stocks that are believed to have the potential for long-term growth. There is a risk that the value of these investments will not rise as expected, or will fall.

     - Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

     - Technology and technology-related risk - The Master Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

     - Foreign investment risk - Because the Master Portfolio may invest up to 20% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

Columbia Small Cap Growth Master Portfolio: Columbia Small Cap Growth Master Portfolio seeks long-term capital growth by investing primarily in equity securities.

Under normal circumstances, the Master Portfolio will invest at least 80% of its net assets in companies whose market capitalizations are within the range of companies within the Russell 2000 Growth Index at the time of purchase. As of April 26, 2006, the market capitalizations within the Russell 2000 Growth Index ranged from $33 million to $5 billion.

The Master Portfolio may invest up to 20% of its net assets in foreign securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The team identifies stocks using a disciplined process based on the fundamental analysis of the overall economy, industry conditions, and the financial situation and management of each company. It generates ideas from:

     -    company meetings/conferences

     -    independent industry analysis

     -    systemic analysis

     -    Wall Street (brokerage) research

The team then conducts a rigorous qualitative analysis of each company being considered for investment. This involves, among other things:

     -    gaining an in-depth understanding of the company's business

     - evaluating the company's growth potential, risks and competitive strengths

     -    discussing its growth strategy with company management

     -    validating the growth strategy with external research

The team will only invest in a company when its stock price is believed to be attractive relative to its forecasted growth.

The team may sell a security when its price reaches a target set by the team, if the company's growth prospects are deteriorating, when the team believes other investments are more attractive, or for other reasons.

The team may use various strategies, consistent with the Master Portfolio's investment objectives, to try to reduce the amount of capital gains distributed to interestholders. For example, the team:

     -    may limit the number of buy and sell transactions it makes

     - may try to sell shares in a manner that would create the lowest tax burden on interestholders

     - may offset capital gains by selling securities to realize a capital loss

While the Master Portfolio may try to manage its capital gains distributions, it will not be able to completely avoid making taxable distributions. These strategies also may be affected by changes in tax laws and regulations, or by court decisions.

Columbia Small Cap Growth Master Portfolio has the following principal risks:

     - Investment strategy risk - The team chooses stocks that it believes have the potential for long-term growth. There is a risk that the value of these investments will not rise as high as the team expects, or will fall.

     - Small company risk - Stocks of smaller companies tend to have greater price swings than stocks of larger companies because they trade less frequently and in lower volumes. These securities may have a higher potential for gains but also carry more risk.

     - Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

     - Technology and technology-related risk - The Master Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

     - Foreign investment risk - Because the Master Portfolio may invest up to 20% of its net assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

OTHER IMPORTANT INFORMATION

The following are some other risks and information that should be considered before investing:

     - Changing investment objectives and policies - The investment objective and certain investment policies of any Master Portfolio can be changed without interestholder approval. Other investment policies may be changed only with interestholder approval. The 80% Policy of the Master Portfolios may be changed without interestholder approval by giving interestholders at least 60 days' notice.

     - Holding other kinds of investments - The Master Portfolios may hold investments that aren't part of their principal investment strategies. Please refer to Part B for more information. The portfolio managers or portfolio management team can also choose not to invest in specific securities described in this Part A and in Part B.

     - Investment in Columbia Money Market Funds - To seek to achieve a return on uninvested cash or for other reasons, the Master Portfolios may invest their assets in the Columbia Money Market Funds. The Adviser and its affiliates are entitled to receive fees from the Columbia Money Market Funds for providing advisory and other services in addition to the fees which they are entitled to receive from the Master Portfolios for services provided directly. The Adviser may waive fees which it is entitled to receive from either the Columbia Money Market Funds or the Master Portfolios.

     - Foreign investment risk - Master Portfolios that invest in foreign securities may be affected by changes in currency exchange rates and the costs of converting currencies; foreign government controls on foreign investment, repatriation of capital, and currency and exchange; foreign taxes; inadequate supervision and regulation of some foreign markets; difficulty selling some investments, which may increase volatility; different settlement practices or delayed settlements in some markets; difficulty getting complete or accurate information about foreign companies; less strict accounting, auditing and financial reporting standards than those in the U.S.; political, economic or social instability; and difficulty enforcing legal rights outside the U.S. If a Master Portfolio invests in emerging markets there may be other risks involved, such as those of immature economies and less developed and more thinly traded securities markets. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to foreign investments.

     - Investing defensively - A Master Portfolio may temporarily hold investments that are not part of its investment objective or its principal investment strategies to try to protect it during a market or economic downturn or because of political or other conditions. A Master Portfolio may not achieve its investment objective while it is investing defensively.

     - Securities lending program - A Master Portfolio may lend portfolio securities to approved broker-dealers or other financial institutions on a fully collateralized basis in order to earn additional income. There may be delays in receiving additional collateral after the loan is made or in recovering the securities loaned. It is possible that some of the approved broker-dealers or other financial institutions involved in the loans may be affiliates of Bank of America, N.A. ("Bank of America").

     - Bank of America and its affiliates - Bank of America and its affiliates currently provide services to some or all of the Master Portfolios, including investment advisory, investment sub-advisory, distribution, administration, interestholder servicing, transfer agency and brokerage services, and are paid for providing these services. Bank of America and its affiliates also may, at times, provide other services and be compensated for them, including transfer agency, interfund lending and securities lending services, or make loans to the Master Portfolios. Finally, Bank of America or its affiliates may serve as counterparties in transactions with Columbia Funds where permitted by law or regulation, and may receive compensation in that capacity.

     - Portfolio holdings disclosure - A description of the policies and procedures with respect to the disclosure of Master Portfolio portfolio securities is available in the Part B. Each Master Portfolio's portfolio holdings are disclosed on the Columbia Funds' website, www.columbiafunds.com, as described below. Once posted, the portfolio holdings information will remain available on the website until at least the date on which such Master Portfolio files a Form N-CSR or Form N-Q for the period that includes the date as of which the information is current.

               Columbia Marsico International Opportunities Master Portfolio

               The Master Portfolio's complete portfolio holdings as of a month-end are disclosed approximately 30 calendar days after such month-end and the Master Portfolio's largest 15 holdings as a percent of the Master Portfolio's portfolio as of a month-end are disclosed approximately 15 calendar days after such month-end.

               Columbia Large Cap Core Master Portfolio, Columbia Marsico Focused Equities Master Portfolio, Columbia Marsico Growth Master Portfolio's and Columbia Small Cap Growth Master Portfolio

               Each Master Portfolio's complete portfolio holdings as of a month-end are disclosed approximately 30 calendar days after such month-end and each Master Portfolio's largest 15 holdings as a percent of the Master Portfolio's portfolio as of a month-end are disclosed approximately 15 calendar days after such month-end are disclosed approximately 15 calendar days after such month-end.

               Columbia High Income Master Portfolio

               The Master Portfolio's complete portfolio holdings as of a fiscal quarter-end are disclosed approximately 60 calendar days after such quarter-end. The Master Portfolio's largest 10 holdings as a percent of the Master Portfolio's portfolio as of a month-end are disclosed approximately 15 calendar days after such month-end.

     - Portfolio turnover - A Master Portfolio that replaces -- or turns over -- more than 100% of its investments in a year is considered to trade frequently. Frequent trading can result in larger allocations of short-term capital gains to interestholders. Frequent trading can also mean higher brokerage and other transaction costs, which could reduce the Master Portfolio's returns. The Master Portfolios generally buy securities for capital appreciation, investment income, or both, and don't engage in short-term trading.

ITEM 5: MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

INVESTMENT ADVISER

Columbia Management Advisors, LLC (the "Adviser") is the investment adviser to each of the Master Portfolios, as well as to over 100 other mutual fund portfolios in the Columbia Funds Family ("Columbia Funds"). The Adviser is a registered investment adviser and a wholly-owned subsidiary of Bank of America. Its management expertise covers all major domestic asset classes, including equity and fixed income securities and money market instruments. The Adviser acts as investment manager for individuals, corporations, private investment companies and financial institutions. The Adviser has its principal offices at One Financial Center, 100 Federal Street, Boston, MA 02110. The Adviser is responsible for the overall management and supervision of the investment management of each of the Master Portfolios. Its management expertise covers all major domestic asset classes, including equity and fixed income securities, and money market instruments. The Adviser currently has approximately $312 billion in assets under management, which consists of assets under the discretionary management of both the Adviser and Columbia Wanger Asset Management, L.P.

The table below tells you which asset management team or portfolio managers are responsible for making the day-to-day investment decisions for each Master Portfolio for which the Adviser has not engaged an investment sub-adviser. In addition, the table tells you the individual members that make up the teams. The professional biographies of the portfolio managers and team members follow the table. The Part B provides additional information about the compensation of the portfolio managers/team members, other accounts managed by the portfolio managers/team members and the portfolio managers'/team members' ownership of securities in the Master Portfolios.

        MASTER PORTFOLIO                TEAM/PORTFOLIO MANAGERS                   TEAM MEMBERS
        ----------------                -----------------------                   ------------
Columbia Large Cap Core Master     Core Strategies Team               Brian Condon, Craig Leopold, George
Portfolio                                                             Maris, Robert McConnaughey, Colin
                                                                      Moore, Peter Santoro

Columbia Small Cap Growth Master   Small Cap Growth Strategies Team   Daniel Cole, Daniele Donahoe, Jon
Portfolio                                                             Michael Morgan, Christian Pineno
                                                                      Clifford Siverd

PORTFOLIO MANAGER                  LENGTH OF SERVICE WITH PORTFOLIO   BUSINESS EXPERIENCE DURING PAST FIVE YEARS
-----------------                  --------------------------------   ------------------------------------------
Daniel Cole                        Columbia Small Cap Growth Master   Columbia Management - Portfolio
                                   Portfolio since September 2001     Manager since 2001

Brian Condon                       Columbia Large Cap Core Master     Columbia Management - Portfolio
                                   Portfolio since November 2004      Manager since 1999

Daniele Donahoe                    Columbia Small Cap Growth Master   Columbia Management Associated since
                                   Portfolio since December 2005      2002
                                                                      Citigroup - Associate in Equity
                                                                      Research Department

Craig Leopold                      Columbia Large Cap Core Master     Columbia Management - Portfolio
                                   Portfolio since June 2005          Manager since 2003
                                                                      Rockefeller & Company - Portfolio
                                                                      Manager from 2000-2003

George Maris                       Columbia Large Cap Core Master     Columbia Management - Portfolio
                                   Portfolio since June 2005          Manager since 2004
                                                                      Putnam Investments  - Portfolio
                                                                      Manager from 2000-2004

Robert McConnaughey                Columbia Large Cap Core Master     Columbia Management - Portfolio
                                   Portfolio since June 2005          Manager since 2002

                                                                      Citigroup Asset Management -
                                                                      Associate Director of Research from
                                                                      2000-2002

Colin Moore                        Columbia Large Cap Core Master     Columbia Management - Portfolio
                                   Portfolio since July 2004          Manager since 2002
                                                                      Putnam Investments  - Portfolio
                                                                      Manager from 2000-2001

Jon Michael Morgan                 Columbia Small Cap Growth Master   Columbia Management - Associated
                                   Portfolio since December 2005      since 2000

Christian Pineno                   Columbia Small Cap Growth Master   Columbia Management - Associated
                                   Portfolio                          since July 1995
                                   January 1997 to December 2005
                                   October 2006 to present

Peter Santoro                      Columbia Large Cap Core Master     Columbia Management - Portfolio
                                   Portfolio since June 2005          Manager since 2003
                                                                      Rockefeller & Company - Portfolio
                                                                      Manager from 2000-2003

Clifford Siverd                    Columbia Small Cap Growth Master   Columbia Management - Associated
                                   Portfolio since December 2005      since 2001

Columbia Funds pays the Adviser an annual fee for its investment advisory services. The fee is calculated as a percentage of the average daily net assets of each Master Portfolio and is paid monthly. The Adviser uses part of this money to pay investment sub-advisers for the services they provide to certain Master Portfolios.

The following chart shows the maximum advisory fees the Adviser can receive, along with the actual advisory fees the Adviser and/or an affiliate received during the Master Portfolios' fiscal year indicated, after waivers and/or reimbursements. Certain Master Portfolios have a breakpoint schedule for their advisory fees.

                                                      Maximum   Actual fee
                                                     advisory   paid (fiscal
                                                        fee         year)
                                                     --------   -------------
Columbia International Value Master Portfolio          0.85%    0.73%(3/31/06)
Columbia Marsico Focused Equities Master Portfolio     0.75%    0.64%(3/31/06)
Columbia Marsico Growth Master Portfolio               0.75%    0.64%(3/31/06)
Columbia High Income Master Portfolio                  0.55%    0.53%(3/31/06)
Columbia Large Cap Core Master Portfolio               0.60%    0.55%(3/31/06)
Columbia Small Cap Growth Master Portfolio             0.70%    0.70%(3/31/06)

INVESTMENT SUB-ADVISERS

Columbia Funds and the Adviser engage one or more investment sub-advisers for certain Master Portfolios to make day-to-day investment decisions for the Master Portfolios. The Adviser retains ultimate responsibility (subject to Board oversight) for overseeing the sub-advisers and evaluates the Master Portfolios' needs and available sub-advisers' skills and abilities on an ongoing basis. Based on its evaluations, the Adviser may at times recommend to the Board that a Master Portfolio:

          -    change, add or terminate one or more sub-advisers;

          - continue to retain a sub-adviser even though the sub-adviser's ownership or corporate structure has changed; or

          -    materially change a sub-advisory agreement with a sub-adviser.

Applicable law requires a Master Portfolio to obtain interestholder approval in order to act on most of these types of recommendations, even if the Board has approved the proposed action and believes that the action is in the interestholders' best interests. The Adviser and the Master Portfolios have applied for relief from the SEC to permit the Master Portfolios to act on many of the Adviser's recommendations with approval only by the Board and not by Master Portfolio interestholders. The Adviser or a Master Portfolio would inform the Master Portfolio's interestholders of any actions taken in reliance on this relief. Until the Adviser and the Master Portfolios obtain the relief, each Master Portfolio will continue to submit these matters to interestholders for their approval to the extent required by applicable law.

A discussion regarding the basis for the Board of Trustees approving the investment advisory agreement with the Adviser is available in the Master Portfolios' annual report to interestholders for the fiscal year ended March 31.

Columbia Funds and the Adviser have engaged the following sub-advisers to provide day-to-day portfolio management for certain Master Portfolios. These sub-advisers function under the supervision of the Adviser and the Board of Columbia Funds.

Information about the sub-advisers and the portfolio managers and/or team members of the sub-advisers that are responsible for the day-to-day investment decisions for the Master Portfolios is provided below. The Part B provides additional information about the compensation of the portfolio managers/team members, other accounts managed by the portfolio managers/team members and the portfolio managers'/team members' ownership of securities in the Master Portfolios.

Marsico Capital Management, LLC ("Marsico Capital") with principal offices at 1200 17th Street, Suite 1600, Denver, Colorado 80202, is the investment sub-adviser for Columbia Marsico Focused Equities Master Portfolio, and Columbia Marsico Growth Master Portfolio. Marsico Capital was organized in 1997 as a registered investment adviser and is an indirect, wholly-owned subsidiary of Bank of America. Marsico Capital provides investment services to mutual funds and private accounts and as of December 31, 2005, had approximately $63 billion under management. Thomas F. Marsico is the founder and Chief Executive Officer of Marsico Capital.

Thomas F. Marsico is the Chief Investment Officer of Marsico Capital, and has managed the investment program of Columbia Marsico Focused Equities Master Portfolio and Columbia Marsico Growth Master Portfolio since December 1997. Mr. Marsico has over 20 years of experience as a securities analyst and a portfolio manager.

Brandes Investment Partners, L.P. ("Brandes") with principal offices located at 11988 El Camino Real, Suite 500, San Diego, California 92130, is the investment sub-adviser to Columbia International Value Master Portfolio. Founded in 1974, Brandes is an investment advisory firm with 74 investment professionals. As of June 30, 2006, Brandes managed more than $85 billion in assets. Brandes uses a value-oriented approach to managing global investments, seeking to build wealth by buying high quality, undervalued stocks.

Brandes is the investment sub-adviser to Columbia International Value Master Portfolio. The following are the eight members of Brandes' Large Cap Investment Committee who are jointly responsible for making the day-to-day investment decisions for the Master Portfolio:

NAME AND TITLE                    LENGTH OF SERVICE WITH THE FUND
--------------                    -------------------------------
Glenn R. Carlson                  Since 1996
Chief Executive Officer

Brent V. Woods                    Since 1996
Managing Director - Investments

William Pickering                 Since 1996
Director -- Investments

Amelia Maccoun Morris             Since 1998
Director--Investments

Keith Colestock                   Since 1996
Director--Investments

Douglas C. Edman                  Since 1996
Director--Investments

W. James Brown                    Since 1996
Director--Investments

Brent Fredberg                    Since 2005
Senior Research Analyst

Glenn R. Carlson, CFA has served as Chief Executive officer of Brandes since 2004 and is a member of the firm's Executive Committee. Prior to 2004, Mr. Carlson served as Co-Chief Executive Officer at Brandes, and from 1996 to 2002 he served as a Managing Partner at Brandes. Mr. Carlson contributes to the investment process as a member of Brandes' Investment Oversight Committee and is a voting member of the Large Cap investment Committee. Mr. Carlson also serves as a senior institutional portfolio manager for a limited number of client relationships and oversees Brandes' Portfolio Management/Client Services department. Mr. Carlson earned his BA from the University of California, San Diego. He is a member of the Financial Analysts Society of San Diego and has 23 years of investment experience.

Brent V. Woods, CFA has served as Managing Director of Investments at Brandes since 2002 and is a member of the firm's Executive Committee. From 1998 to 2002 Mr. Woods served as a Managing Partner at Brandes. As a Managing Director of Investments, Mr. Woods has responsibility for the securities research efforts of the firm and oversight of the product investment committees. Mr. Woods is also a member of Brandes' Investment Oversight Committee and is a voting member of the Large Cap investment Committee. Prior to joining Brandes, Mr. Woods worked as an attorney with a Wall Street law firm, specializing in public and private securities offerings, as well as mergers and acquisitions. Mr. Woods earned his AB, Phi Beta Kappa, from Princeton University, a master's degree in international studies from St. John's College at Cambridge University, England, and JD, cum laude, from Harvard Law School. He has 11 years of investment experience.

William Pickering, CFA has served as a Director of Investments at Brandes since 1998. Mr. Pickering is a member of Brandes' Investment Oversight Committee and is also a voting member of three of the firm's investment committees (Large Cap, Small Cap, and Emerging Markets). Before joining Brandes as a portfolio manager in 1991, Mr. Pickering worked as a registered representative at various financial services companies. Mr. Pickering earned his BA and MBA degrees in finance from San Diego State University. He is a member of the Financial Analysts Society of San Diego, and has 23 years of investment experience.

Keith Colestock, CFA has served as a Director of Investment at Brandes since 2004, and from 2001 to 2004, served as a Senior Research Analyst at Brandes. Mr. Colestock is also a voting member of Brandes' Large Cap and Mid Cap Investment Committees. Prior to joining Brandes as a portfolio manager in 1995, Mr. Colestock served as senior equity analyst and director of research for an investment research firm in San Diego. Before that, Mr. Colestock was an independent demographic consultant to retail real estate developers. Mr. Colestock earned his BA in business administration from California State University, Fullerton and is a current member and past president of the Financial Analysts Society of San Diego. Mr. Colestock has 16 years of investment experience.

Amelia Maccoun Morris, CFA has served as a Director of Investment at Brandes since 2004. From 1998 to 2004 Ms. Maccoun Morris served as a Senior Research Analyst at Brandes. As a Director of Investments, Ms. Maccoun Morris is responsible for overseeing and directing equity research activities in telecommunications, media, and consumer sectors. In addition, Ms. Maccoun Morris contributes to the investment process as a member of Brandes' Investment Oversight Committee and is a voting member of the firm's Large Cap and Emerging Markets Investment Committees. Prior to joining Brandes, Ms. Maccoun Morris worked in corporate finance, specializing in non-U.S. equity offerings, and as a senior equity analyst with an international investment bank. Ms. Maccoun-Morris holds an MBA from the University of Chicago, and graduated Phi Beta Kappa, cum laude, with a degree in economics from the University of California, Davis. She has 18 years of investment experience.

Douglas C. Edman, CFA has served as a Director of Investments at Brandes since 2004. From 2000 to 2004 Mr. Edman served as a Senior Research Analyst at Brandes. Mr. Edman is a voting member of the Large Cap Investment Committee and leads Brandes' research efforts in the basic materials sector and performs research in the oil and gas sectors. Before joining Brandes as a portfolio manager in 1995, Mr. Edman worked for a major securities firm as a credit analyst where he managed the credit rating agency relationships and commercial paper programs for clients in the energy and telecommunications industries. Mr. Edman also worked for a large oil company as a project engineer and was responsible for the design and construction of oil field processing facilities. Mr. Edman graduated from the University of South California with a BS in chemical engineering. He earned his MBA in finance from The Wharton Business School at the University of Pennsylvania. Mr. Edman is a member of the Financial Analysts Society of San Diego and has 16 years of investment experience.

W. James Brown, CFA has served a Director of Investments at Brandes since 2004. Prior to 2004 Mr. Brown served a Senior Research Analyst at Brandes. Mr. Brown is a voting member of the Large Cap Investment Committee and also leads the firm's research efforts in the financial institutions and utilities sectors. Prior to joining Brandes in 1996, Mr. Brown was a senior vice president with a major national banking organization where he served in various capacities, including senior portfolio manager, regional director of investments, and head of Texas private banking. Mr. Brown's prior professional experience includes 10 years as an Air Force pilot and 10 years as an investment consultant with a large Wall Street firm. Mr. Brown earned a BS degree from the United States Air Force Academy and an MBA from Harvard Business School. He has 22 years of investment experience.

Brent Fredberg has served as a Senior Research Analyst at Brandes since 2003, and served as an Analyst at Brandes from 1999 to 2003. Mr. Fredberg is responsible for research in the technology and household durables area and is a voting member of the firm's Large Cap Investment Committee. Prior to joining Brandes, Mr. Fredberg worked for a major U.S. consumer products company as a financial analyst and controller. Mr. Fredberg earned his MBA with distinction from Northwestern University's Kellogg Graduate School of Management and his BS in finance, with distinction, from the University of Iowa. Mr. Fredberg is a CPA and CMA, with 12 years of finance and investment experience.

MacKay Shields LLC ("MacKay Shields") with principal offices at 9 West 57th Street, New York, New York 10019 serves as the investment sub-adviser for Columbia High Income Master Portfolio. Founded in 1938, MacKay Shields is an independently-managed, wholly-owned subsidiary of New York Life Insurance Company.

MacKay Shields' High Yield Portfolio Management Team is responsible for making the day-to-day decisions for Columbia High Income Master Portfolio. J. Matthew Philo is the lead portfolio manager responsible for making the day-to-day investment decisions for the Columbia High Income Master Portfolio and has been a portfolio for the Master Portfolio since its inception.

J. Matthew Philo, CFA is a Senior Managing Director of Mackay Shields and is a Portfolio Manager/Research Analyst on the High Yield Portfolio Management Team. Mr. Philo was promoted to Senior Managing Director in the fourth quarter of 2004 and promoted to Managing Director in the first quarter of 2000. Mr. Philo joined MacKay Shields in 1996 from Thorsell, Parker Partners Inc. where he was an analyst and portfolio manager focusing on mid-cap companies. He was previously with Moran Asset Management as an equity portfolio manager and analyst. Mr. Phlo became a holder of the Chartered Financial Analyst designation in 1993. He received a BA in Economics from the State University of New York at Albany and a MBA in Finance from the New York University. Mr. Philo has been in the investment management and research industry since 1984.

LEGAL MATTERS

On February 9, 2005, Banc of America Capital Management, LLC ("BACAP" now known as Columbia Management Advisors, LLC) and BACAP Distributors, LLC ("BACAP Distributors" now known as Columbia Management Distributors, Inc.) entered into an Assurance of Discontinuance with the New York Attorney General (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the U.S. Securities and Exchange Commission (the "SEC") (the "SEC Order"). A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005 and a copy of the SEC Order is available on the SEC's website.

Under the terms of the SEC Order, BACAP, BACAP Distributors, and their affiliate, Banc of America Securities, LLC ("BAS") agreed, among other things,
(1) to pay $250 million in disgorgement and $125 million in civil money penalties; (2) to cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; (3) to undertake various remedial measures to ensure compliance with the federal securities laws related to certain mutual fund trading practices; and (4) to retain an independent consultant to review their applicable supervisory, compliance, control and other policies and procedures. The NYAG Settlement also requires, among other things, BACAP and BACAP Distributors, along with Columbia Management Advisors, Inc. and Columbia Funds Distributors, Inc., the investment advisor to and distributor of the Columbia Funds, respectively, to reduce Columbia Funds, including the Nations Funds that are now known as Columbia Funds, and other mutual funds management fees collectively by $32 million per year for five years, for a projected total of $160 million in management fee reductions. Consistent with the terms of the settlements, the Nations Funds Boards have an independent Chairman, are comprised of at least 75% independent trustees and have engaged an independent consultant with a wide range of compliance and oversight responsibilities.

Pursuant to the procedures set forth in the SEC Order, $375 million will be distributed in accordance with a distribution plan developed by an independent distribution consultant and approved by the SEC. The independent distribution consultant has been in consultation with the staff of the SEC and has submitted a proposed plan of distribution. The SEC has not yet approved a final plan of distribution.

As a result of these matters or any adverse publicity or other developments resulting from them, including lawsuits brought by shareholders of the affected Nations Funds, there may be increased redemptions or reduced sales of fund shares, which could increase transaction costs or operating expenses, or have other adverse consequences for the Nations Funds.

CIVIL LITIGATION

In connection with the events that resulted in the NYAG Settlement and SEC Order, various parties filed suits against Bank of America Corporation and certain of its affiliates, including BACAP and BACAP Distributors (collectively "BAC"), Nations Funds Trust (now known as Columbia Funds Series Trust) and its Board of Trustees. On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against several other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Nations Funds Trust, the Trustees, BAC and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Nations Funds Trust against BAC and others that asserts claims under federal securities laws and state common law. Nations Funds Trust is a nominal defendant in this action.

On February 25, 2005, BAC and other defendants filed motions to dismiss the claims in the pending cases.

On December 15, 2005, BAC and others entered into a Stipulation of Settlement of the direct and derivative claims brought on behalf of the Nations Funds shareholders. Among other contingencies, the settlement is contingent upon a minimum threshold amount being received by the Nations Funds shareholders and/or the Nations Funds mutual funds from the previously established regulatory settlement fund. The settlement is subject to court approval. If the settlement is approved, BAC would pay settlement administration costs and fees to plaintiffs' counsel as approved by the court. The stipulation has not yet been presented to the court for preliminary approval.

Separately, a putative class action - Mehta v AIG Sun America Life Assurance Company - involving the pricing of mutual funds was filed in Illinois State Court, subsequently removed to federal court and then transferred to the United States District Court for the District of Maryland for coordinated or consolidated handling in the MDL. AIG SunAmerica Life Assurance Company has made demand upon Nations Separate Account Trust (as successor to Nations Annuity Trust now known as Columbia Funds Variable Insurance Trust I) and BACAP (as successor to Banc of America Advisors, Inc.) for indemnification pursuant to the terms of a Fund Participation Agreement. On June 1, 2006, the court granted a motion to dismiss this case because it was preempted by the Securities Litigation Uniform Standards Act. That dismissal has been appealed to the United States Court of Appeals for the Fourth Circuit.

Separately, a putative class action (Reinke v. Bank of America, N.A., et al.) was filed against Nations Funds Trust (now known as Columbia Funds Series Trust) and others on December 16, 2004, in the United States District Court for the Eastern District of Missouri relating to the conversion of common trust funds and the investment of assets held in fiduciary accounts in the Funds. The Court granted Nations Funds Trust's motion to dismiss this action on December 16, 2005. No appeal was filed. On December 28, 2005, the same plaintiff's attorneys filed another putative class action based on the same facts (Siepel v. Bank of America, N.A., et al.) against Columbia Funds Series Trust (as successor to Nations Funds Trust) and others in the United States District Court for the Eastern District of Missouri. Columbia Funds Series Trust filed a motion to dismiss this complaint on May 19, 2006, which the Court granted on December 27, 2006. The plaintiffs have moved to amend or alter the judgment, which motion is pending. On February 22, 2006, another putative class action based on the same facts (Luleff v. Bank of America, N.A. et al.) was filed in the United States District Court for the Southern District of New York against Columbia Funds Series Trust, William Carmichael and others. Columbia Funds Series Trust and William Carmichael filed motions to dismiss this complaint on July 28, 2006. In response, in early September, 2006, the plaintiffs agreed to voluntarily dismiss Columbia Funds Series Trust and William Carmichael as defendants in that action and a Stipulation of Dismissal was executed on October 25, 2006, and the Court signed the stipulation on January 16, 2007.

ITEM 6: INTERESTHOLDER INFORMATION

PRICING OF FUND SHARES

The value of a Master Portfolio's shares is based on the total market value of all of the securities and other assets that it holds as of a specified time. The prices reported on stock exchanges and other securities markets around the world are usually used to value securities in a Master Portfolio. If a market price isn't readily available, we will base the price of the security on its fair value. A market price is considered not readily available if, among other circumstances, the most recent reported price is deemed unreliable. For example, securities which may be subject to fair valuation include, but are not limited to: (1) restricted securities for which a pricing service is unable to provide a market price; (2) securities whose trading has been formally suspended; (3) debt securities that have gone into default and for which there is no current market quotation; and (4) a security whose market price is not available from a pre-established pricing service. In addition, the Master Portfolio may fair value securities that trade on a foreign exchange because a significant event has occurred after the foreign exchange closes but before the time as of which a Master Portfolio's share price is calculated. Foreign exchanges typically close before the time as of which Fund shares prices are calculated, and may be closed altogether on some days a Fund is open. Such significant events affecting a foreign security may include, but are not limited to: (1) those impacting a single issuer; (2) governmental actions that affect securities in one sector or country; (3) natural disasters or armed conflicts affecting a country or region; or (4) significant domestic or foreign market fluctuations. We use various criteria, including an evaluation of U.S. market moves after the close of foreign markets, in determining whether a market price is readily available and, if not, what the security's fair value is.

Fair valuation may have the effect of reducing stale pricing arbitrage opportunities presented by the pricing of Master Portfolio shares. However, when a Master Portfolio uses fair value to price securities, it may value those securities higher or lower than another fund that uses market quotations to price the same securities. Columbia Funds has retained an independent fair value pricing service to assist in the fair valuation process for Master Portfolios that primarily invest in international equity securities. Because of the judgment involved in fair value decisions, there can be no assurance that the value ascribed to a particular security is accurate. We use the amortized cost method, which approximates market value, to value short-term investments maturing in 60 days or less. International markets are sometimes open on days when U.S. markets are closed, which means that the value of foreign securities owned by a Fund could change on days when Fund shares cannot be bought or sold.

All transactions are based on the price of a Master Portfolio's Beneficial Interests--or its net asset value per unit of Beneficial Interest. We calculate net asset value per unit of Beneficial Interest for each Master Portfolio at the end of each business day. First, we calculate the net asset value by determining the value of the Master Portfolio's assets and then subtracting its liabilities. Next, we divide this amount by the number of units of Beneficial Interest that investors are holding.

A business day is any day that the New York Stock Exchange ("NYSE") is open. A business day ends at the close of regular trading on the NYSE, usually at 4:00 p.m. Eastern time. If the NYSE closes early, the business day ends as of the time the NYSE closes. The NYSE is closed on weekends and on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

PURCHASE OF BENEFICIAL INTERESTS

Beneficial Interests in the Master Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). Investments in the Master Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

Columbia Management Distributors, Inc., ("Columbia Management Distributors" or "Placement Agent"), with principal offices at One Financial Center, Boston MA 02111, serves as the placement agent of the Master Portfolios. An account may be opened by contacting either the Trust or its authorized agents. There is no minimum initial or subsequent purchases amount with respect to any Master Portfolio of the Trust.

In addition to cash purchases of Beneficial Interests, if accepted by the Trust, investments in Beneficial Interests of a Master Portfolio may be made in exchange for securities which are eligible for purchase by the Master Portfolio and consistent with the Master Portfolio's investment objective and policies as described above in this Part A. All dividends, interest, subscription, or other rights pertaining to such securities will become the property of the Master Portfolio and must be delivered to the Master Portfolio by the investor upon receipt from the issuer.

Orders to buy, sell or exchange Beneficial Interests are processed on business days. Orders received by a Master Portfolio before the end of a business day will receive that day's net asset value per unit of Beneficial Interest. Orders received after the end of a business day will receive the next business day's net asset value per unit of Beneficial Interest. The business day that applies to your order is also called the trade date. A Master Portfolio may refuse any order for any reason. If this happens, we'll return any money we've received.

REDEMPTION OF BENEFICIAL INTERESTS

An investor may redeem/sell Beneficial Interests in any amount by sending a written request to the Trust or an authorized agent. Redemption requests must be made by a duly authorized representative of the investor and must specify the name of the Master Portfolio, the dollar amount to be redeemed and the investor's name and account number.

Redemption orders are processed at the net asset value of the Beneficial Interests next determined after receipt of the order in proper form by the Trust. The Master Portfolios will make payment for all Beneficial Interests redeemed after receipt of a request in proper form, except as provided by the 1940 Act or the rules of the SEC. The Master Portfolios impose no charge when Beneficial Interests are redeemed. The value of the Beneficial Interests redeemed may be more or less than the investor's cost, depending on the Master Portfolio's current net asset value.

The Trust will wire the proceeds of redemption in federal funds to the commercial bank specified by the investor, normally the next business day after receiving the redemption request and all necessary documents. Wire redemptions may be terminated or modified by the Trust at any time. An investor should contact its bank for information on any charges imposed by the bank in connection with the receipt of redemption proceeds by wire. During periods of substantial economic or market change, telephone wire redemptions may be difficult to implement.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

DISTRIBUTIONS

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized gains and losses to its interestholders pro rata in accordance with their Beneficial Interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

A request for a distribution must be made in writing to Columbia Funds Master Investment Trust, LLC, c/o Columbia Management Advisors, LLC, One Financial Center, Boston MA 02110.

TAXES

The following is a summary of certain U.S. federal income (and, only to a limited extent, foreign, state and local) tax information concerning an investment in a Master Portfolio. It is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations (the "Regulations"), court decisions, and published rulings of the Internal Revenue Service (the "IRS"), all as of the date of this Part A and all of which are subject to change, possibly with retroactive effect. An interestholder's tax treatment may vary depending upon his or her particular situation. Except as otherwise noted, an interestholder may be subject to special rules not discussed below if he or she is a certain kind of interestholder, including, but not limited to: a partnership for federal income tax purposes or an investor therein; an insurance company; a tax-exempt organization; a holder of Beneficial Interests through a tax-advantaged account, such as a 401(k) Plan Account or an Individual Retirement Account ("IRA"); a financial institution or broker-dealer; a person who is neither a citizen nor resident of the United States or entity that is not organized under the laws of the United States or political subdivision thereof; a holder of Beneficial Interests as part of a hedge, straddle or conversion transaction; a person that does not hold Beneficial Interests as a capital asset or an interestholder subject to the federal alternative minimum tax.

The Trust has not requested and will not request a ruling from the IRS or any other federal, state or local agency with respect to any of the tax matters described below. The IRS or a court could adopt positions contrary to that discussed below and such positions could be sustained if the matter were contested. In addition, the foregoing discussion addresses only some of the income tax considerations generally affecting investments in the Master Portfolios.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AND FINANCIAL PLANNERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN A MASTER PORTFOLIO, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN APPLICABLE TAX LAWS.

Regulated Investment Companies Investing in Master Portfolios. The Trust intends to operate each Master Portfolio in a manner such that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

Classification of the Master Portfolios as Tax Partnerships. The federal income tax consequences discussed herein will apply to the Master Portfolios and interestholders only if the Master Portfolios are recognized and treated for federal income tax purposes as partnerships and not as associations taxable as corporations. Each Master Portfolio, as a series of a Delaware business trust, will be treated as a partnership, and each interestholder will be treated as a partner of a partnership, for federal income tax purposes unless the Master Portfolio elects otherwise (which it does not intend to do) or unless the Master Portfolio is taxable as a corporation under the "publicly traded partnership" rules, discussed below.

Under Section 7704 of the Code, a partnership that meets the definition of a "publicly traded partnership" may be taxable as a corporation. Furthermore, a regulated investment company investing in a partnership qualifying as a publicly traded partnership may not continue to so qualify. The Regulations provide that a partnership with no more than 100 partners (counting as partners certain indirect owners), all of whose interests were issued in transactions not registered under the 1933 Act, generally will not be classified as a publicly traded partnership. Each Master Portfolio will endeavor to have no more than 100 partners for this purpose, and, therefore, does not anticipate being treated as a publicly traded partnership.

Federal Income Tax Treatment of Partnerships. The Code does not treat partnerships as taxable entities but does require partnerships to file annual information tax returns with the IRS which reports the results of operations. The Master Portfolios will file these returns. Each Master Portfolio also will furnish a copy of IRS Schedule K-1 (Form 1065) each year to each of its interestholders following the close of each year. Each interestholder will be required to take into account in computing its federal income tax liability the interestholder's distributive share of the Master Portfolio's net long-term capital gain or loss, net short-term capital gain or loss, net ordinary income and deductions and credits (or item thereof) for any taxable year of the Master Portfolio ending with or within the interestholder's taxable year, without regard to the amount, if any, of cash distributions received from the Master Portfolio.

Each Master Portfolio intends to regularly distribute its net investment income and realized capital gains to its interestholders. However, a Master Portfolio also may invest in securities resulting in taxable income or gain to the Master Portfolio allocable to interestholders without corresponding current cash receipts to the Master Portfolio. In addition, certain elections will be made on behalf of a Master Portfolio for tax reporting purposes, which elections will be binding upon interestholders with respect to their allocations of taxable income and loss from the Master Portfolio.

Audit of Tax Returns; Partnership Anti-Abuse Regulations. The IRS is paying increased attention to the proper application of the tax laws to partnerships, which could result in increased audit activity. While the Master Portfolios were not formed to allow interestholders to avail themselves of losses or deductions that the Master Portfolios may generate, an audit of a Master Portfolio's information tax returns could precipitate audits of the income tax returns of interestholders. If the IRS successfully asserts a position to adjust any item of income, gain, deduction, loss or credit reported on a Master Portfolio's information returns, corresponding adjustments would be made to the income tax returns of interestholders. Any such audit might also result in IRS adjustments to items reported on an interestholder's tax return that are not related to an investment in a Master Portfolio. If a tax deficiency is determined, the interestholder could also be liable for penalties and interest on such deficiency from the due date of the return. The Master Portfolios will not pay or reimburse an interestholder for any expenses incurred in connection with an audit, or any additional taxes, penalties and interest arising from an audit of a Master Portfolio's or the interestholder's tax returns.

In addition, certain Regulations have been issued to address certain "abusive" transactions involving partnerships. Under these Regulations, if a partnership is formed or availed of in connection with a transaction with a principal purpose of substantially reducing the present value of the interestholders' aggregate federal tax liability in a manner that is inconsistent with the intent of the partnership provisions of the Code, the IRS has the authority to recast the transaction so as to preclude the tax benefits sought. The Regulations state that the partnership provisions are not intended to permit taxpayers to "structure transactions using partnerships to achieve tax results that are inconsistent with the underlying economic arrangements of the parties or the substance of the transactions" or to use partnerships to "avoid the purposes of other provisions of the Code." The Trust does not believe that these Regulations will apply to the Master Portfolios or the interestholders; however, no assurance can be given to this effect.

Under recently enacted legislation and promulgated Regulations (together, the "Disclosure Provisions"), if a Master Portfolio engages in a "reportable transaction" defined in the Disclosure Provisions, the Master Portfolio, and/or its interestholders and each of its "material advisors" are required to specially report the transaction to the IRS. A "material advisor" is any person who provides any material aid, assistance, or advice with respect to organizing, managing, promoting, selling, implementing, insuring, or carrying out any reportable transaction, and who directly or indirectly derives gross income in excess of certain threshold amounts for such aid, assistance, or advice. Because the Disclosure Provisions have been so recently issued and because their application to pass-through entities, such as the Master Portfolios, is complex, certain issues concerning their interpretation remain unclear at the present time.

The purpose of the Disclosure Provisions is to provide the IRS with information needed to evaluate potentially abusive transactions. The Disclosure Provisions could potentially impact the Master Portfolios and/or their interestholders with respect to their federal income tax returns. If applicable, these disclosures would be made on IRS Form 8886 filed with a Master Portfolio's or an interestholder's annual tax return and with the IRS Office of Tax Shelter Analysis. Certain states have similar reporting requirements and may impose penalties for failure to report. Interestholders should consult their tax advisors for advice concerning compliance with the Disclosure Provisions and the impact of reportable transaction rules on their tax returns.

In general, the Disclosure Provisions require that certain disclosures be made if a taxpayer participates in a "reportable transaction." The term "transaction" includes all of the factual elements relevant to the expected tax treatment of any investment, entity, plan or arrangement, and includes any series of steps carried out as part of a plan. A transaction may be a reportable transaction if
(i) it is a listed transaction, (ii) the transaction is offered to a taxpayer under conditions of confidentiality and for which the taxpayer has paid an advisor a minimum fee, (iii) the taxpayer or a related party has the right to a full or partial refund of fees if all or part of the intended tax consequences from the transaction are not sustained, (iv) the transaction results in losses exceeding specified threshold amounts, or (v) the transaction involves a brief asset holding period. In general, if a Master Portfolio is owned 95% or more by one or more regulated investment companies, however, it is not subject to the disclosure requirements of the Disclosure Provisions, unless it is also engaged in a "listed transaction." A "listed transaction" is a transaction that is the same as or substantially similar to the types of transactions that the IRS has determined to be a tax avoidance transaction and has identified by notice, regulation, or other form of published guidance. If a transaction is a reportable transaction, that fact does not affect the legal determination of whether the taxpayer's tax treatment of the transaction is proper. The IRS contemplates that further guidance relating to the Disclosure Provisions will be issued from time to time.

Under the Disclosure Provisions, certain persons who may be considered to be "material advisors" with respect to the offering of Beneficial Interests may also be required to maintain lists of interestholders, certain identifying information relating to the interestholders and their Beneficial Interests and certain other information, and may be required to furnish such lists to the IRS upon request.

The Master Portfolios intend to comply with the Disclosure Provisions. No assurance can be given that a Master Portfolio or an interestholder will not be required to specially disclose transactions entered into by the Master Portfolio.

Partnership Audit Procedures. Generally, the Code requires each partner in a partnership to treat partnership items in an interestholder's return consistently with the treatment given such items by the partnership. In the case of any proposed adjustment of a partnership item by the IRS, the proper tax treatment generally will be determined at the partnership level in a unified partnership proceeding conducted by the "tax matters partner," rather than in separate proceedings with the interestholders. Generally, each Master Portfolio's corresponding "feeder" fund is its tax matters partner.

In general, the tax matters partner is treated by the IRS as a partnership's primary representative and has the power to bind the partnership and its partners in certain circumstances. While the tax matters partner must keep each partner informed of all administrative and judicial partnership proceedings, and while all partners are entitled to participate in administrative and judicial proceedings, the tax matters partner generally has the authority to extend the statute of limitations for assessment of a deficiency with respect to partnership tax items on behalf of all partners and has the authority to bind partners who are not "notice partners" or part of a "notice group" to a settlement agreement unless such partners file statements revoking such authority. With respect to a partnership with fewer than 100 partners, all partners are notice partners. Notice partners are not bound by a settlement entered into by the tax matters partner with the IRS. As a practical matter, however, the tax matters partner will exercise substantial control over the conduct and outcome of any audit proceeding involving the Master Portfolio. The expenses of any such audit proceeding, including a judicial proceeding, will be borne by the Master Portfolio. These expenses could be substantial, regardless of the outcome of the proceeding.

Profit and Loss Allocations. In general, profits and losses of a Master Portfolio will be allocated among the interestholders pro rata in accordance with their Beneficial Interests. However, unrealized income and losses may be allocated prior to the year in which they are recognized for federal income tax purposes. Accordingly, there may be a mismatch in the timing of income and loss recognition for tax purposes with the economic realization of income and loss, such as a distribution of profits by a Master Portfolio to interestholders.

Under Section 704(b) of the Code, an interestholder's distributive share of income, gain, loss, deduction or credit is to be determined by the partnership agreement if the allocation to the partner thereunder has "substantial economic effect." If an allocation to an interestholder does not have substantial economic effect, such partner's distributive share of income or loss for tax purposes will be determined in accordance with such partner's interest in the partnership, taking into account all facts and circumstances. The Trust believes that allocations by the Master Portfolios under the Trust's Declaration of Trust have "substantial economic effect." In this connection, however, allocations of income and loss shall be made to the interestholders in certain circumstances in a different manner than described above. Specifically, the Trust's Declaration of Trust provides for certain "Regulatory Allocations" of Master Portfolio income, gain, loss and deduction to be made among the interestholders and such Regulatory Allocations preempt all other allocations to be made by a Master Portfolio. Although the Regulatory Allocations will be allocated among interestholders in a different manner than described above, the Trust's Declaration of Trust provides that allocations of Master Portfolio income, gain, loss and deduction following a Regulatory Allocation are to be made in a manner to offset the impact of the Regulatory Allocation. No assurance can be given, however, that sufficient items will be available to fully offset the impact of any Regulatory Allocations.

In addition, in order for a Master Portfolio's allocations to have "substantial economic effect," distributions in liquidation of the Master Portfolio must be made to interestholders in accordance with their positive Capital Account balances. A Capital Account of an interestholder generally equals (a) capital contributions made to the corresponding Master Portfolio by the interestholder and any income and gains (including, where appropriate, unrealized income and gains) allocated by the Master Portfolio to the interestholder, less (b) the amount of cash and the fair market value of any assets distributed to the interestholder and any expenses or losses (including, where appropriate, unrealized expenses and losses) allocated by the Master Portfolio to the interestholder. Although the Master Portfolio normally will be operated in such a manner such that an interestholder's Capital Account balance will equal the net asset value of its Beneficial Interests at the time of redemption or liquidation of the Beneficial Interests, no assurance can be given that, upon the liquidation of the Master Portfolio or redemption of Beneficial Interests, an interestholder's Capital Account balance will equal the net asset value of its Beneficial Interests.

In order to satisfy the substantial economic effect requirement, the Trust's Declaration of Trust also provides for the allocation of a Master Portfolio's unrealized gain or loss in respect of its assets to the interestholders at certain intervals. Pursuant to such allocations, a Master Portfolio's assets will be revalued to fair market value ("book value"), resulting in a difference between the book value of the assets and their adjusted tax basis a ("book/tax disparity"), discussed further below. Such allocations may affect the ultimate amount realized by interestholders on their investment in the Master Portfolio, depending upon their admission date into the Master Portfolio.

In general, allocations of taxable income and loss to interestholders will equal allocations of a Master Portfolio's "book" income and losses to them, that is, allocations of income and losses which ultimately effect the interestholders' proportionate shares in the Master Portfolio's income and assets. However, allocations of gain or loss with respect to assets that have been revalued to book value shall, solely for federal income tax purposes, take into account the book/tax disparity in a manner consistent with the provisions of Section 704(c) of the Code and Regulations. Although such provisions could accelerate or defer the recognition of taxable income or loss by interestholders, over time, an interestholder's taxable gain or loss with respect to his or her investment in a Master Portfolio should equal the "book" gain or loss allocated to it. Prospective investors should be aware that the rules regarding allocations of income, gain, loss or deduction with respect to assets with book/tax disparities are complex. Accordingly, potential investors are urged to consult with their own tax advisors regarding the impact to them of Section 704(c) of the Code and Regulations promulgated thereunder.

Distributions and Tax Basis. As discussed above, an interestholder will be taxed on its share of the taxable income of the Master Portfolio, whether or not any cash or property is distributed to it. A cash distribution of Master Portfolio profits normally should not result in further taxable income to an interestholder, unless the distribution exceeds the interestholder's adjusted tax basis in its Beneficial Interests, in which case the interestholder will recognize gain in the amount of such excess.

Generally, the initial tax basis of an interestholder's Beneficial Interests for federal income tax purposes will be the sum of the interestholder's cash investment in the Master Portfolio and the tax basis of any property contributed to the Master Portfolio. Following the acquisition of Beneficial Interests, the interestholder's tax basis in the Beneficial Interests will be increased by the interestholder's distributive share of Master Portfolio taxable income and by any additional cash contributions made by the interestholder to the Master Portfolio and will be reduced (but not below zero) by the interestholder's distributive share of Master Portfolio cash distributions and losses. An interestholder generally may deduct its share of Master Portfolio losses only to the extent that such losses do not exceed the tax basis in the interestholder's Beneficial Interests. Losses in excess of tax basis may be carried over until tax basis is increased above zero. Although tax basis also includes an interestholder's share of Master Portfolio liabilities as determined under the Code and Regulations, interestholders should not expect to share in any of the Master Portfolio's liabilities for this purpose.

Under recently enacted legislation, the Master Portfolios generally are required to reduce the tax basis in their assets in connection with a transfer of an interest in the partnership if the partnership has a substantial built-in loss immediately after the transfer. A substantial built-in loss exists if the partnership's adjusted basis in its property exceeds the fair market value of the property by more than $250,000. If such basis adjustments are required in connection with the transfer of an interest in the Master Portfolio, they could impose significant accounting costs and complexities on the Master Portfolio. Also, under such recently enacted legislation, if a distribution of cash or property to an interestholder by a Master Portfolio results in a "substantial basis reduction," the Master Portfolio also must reduce the tax basis in its assets. A "substantial basis reduction" occurs when the sum of the loss recognized by the interestholder in the distribution and the excess of the tax basis of distributed property in the hands of such interestholders exceeds the tax basis of such property in the hands of the Master Portfolio by greater than $250,000.

Any cash distributed in excess of an interestholder's adjusted tax basis in his or her Beneficial Interests generally will be taxed as capital gain, and long-term capital gain if the interestholder has held its Beneficial Interests for more than one year at the time of distribution. See "--Tax Rates; Capital Gains and Losses" below.

Under certain circumstances, a Master Portfolio may distribute portfolio securities to interestholders. Generally, no gain or loss will be recognized by an interestholder on the distribution or until such time as the interestholder sells the securities. With respect to a distribution of securities other than upon a liquidation of all of the interestholder's Beneficial Interests, the interestholder's tax basis in the distributed securities will be the lesser of the Master Portfolio's tax basis in the securities or the interestholder's tax basis in its Beneficial Interests. With respect to a distribution of securities upon the liquidation of all of the interestholder's Beneficial Interests, the interestholder's tax basis in distributed securities generally will be the same as the interestholder's tax basis in its Beneficial Interests, less the amount of any cash received in the liquidation. In the event that the securities of more than one portfolio company (or different classes of securities of a portfolio company) are distributed to an interestholder, complex rules apply to the interestholder's determination of its tax basis in the distributed securities.

In general, an interestholder receiving distributed securities will recognize gain or loss on the sale of the securities equal to the difference between the amount realized on the sale and the interestholder's tax basis in the securities as determined above. If the interestholder holds the distributed securities as a capital asset, gain or loss on the sale of the securities ordinarily will be capital gain or loss. For purposes of determining whether a capital gain or loss on an interestholder's sale of distributed securities may be treated as long-term capital gain or loss, the interestholder generally will add the corresponding Master Portfolio's holding period to the interestholder's holding period with respect to the securities.

Unless an interestholder receives cash from a Master Portfolio in excess of the interestholder's tax basis in its Beneficial Interests, the interestholder generally will not recognize gain or loss on receipt of property from the Master Portfolio. Under Section 751(b) of the Code, however, if a partner does not receive its proportionate share of the partnership's "Section 751 property" in exchange for all or a portion of its interest in the partnership, the partner (or other partners) may be taxed on the exchange in an otherwise tax-free transaction. There are two types of Section 751 property: "unrealized receivables" and "inventory items," both of which are specially defined for such purposes. Unrealized receivables include, among other things, the portion of property subject to depreciation recapture. Inventory items may include any property that will generate ordinary income or loss upon its disposition. No assurance can be given that Section 751(b) of the Code will not apply to a distribution in exchange for all or a portion of an interestholder's Beneficial Interests.

Taxation of Master Portfolio Investments. In general, if a Master Portfolio realizes gains or losses on the sale of portfolio securities, such gains or losses will be treated as capital gains or losses, and long-term capital gains or losses if the Master Portfolio has held the disposed securities for more than one year at the time of disposition.

If a Master Portfolio purchases a debt obligation with original issue discount, generally at a price less than its principal amount ("OID") such as a zero-coupon bond, the Master Portfolio may be required to annually include in its taxable income a portion of the OID as ordinary income, even though the Master Portfolio will not receive cash payments for such discount until maturity or disposition of the obligation. A portion of the OID includible in income with respect to certain high-yield corporate debt securities may be treated as a dividend for federal income tax purposes. Gains recognized on the disposition of a debt obligation (including a municipal obligation) purchased by a Master Portfolio at a market discount, generally at a price less than its principal amount, generally will be treated as ordinary income to the extent of the portion of market discount which accrued, but was not previously recognized pursuant to an available election, during the term that the Master Portfolio held the debt obligation. A Master Portfolio generally will realize OID on debt securities that is currently includible in income, even though the cash representing such income may not have been received by the Master Portfolio.

If an option granted by a Master Portfolio is sold, lapses or is otherwise terminated through a closing transaction, such as a repurchase by the Master Portfolio of the option from its holder, the Master Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Master Portfolio in the closing transaction. Some capital losses may be deferred if they result from a position that is part of a "straddle," discussed below. If securities are sold by a Master Portfolio pursuant to the exercise of a call option granted by it, the Master Portfolio will add the premium received to the sale price of the securities delivered in determining the amount of gain or loss on the sale. If securities are purchased by a Master Portfolio pursuant to the exercise of a put option written by it, the Master Portfolio will subtract the premium received from its cost basis in the securities purchased.

Some regulated futures contracts, certain foreign currency contracts, and non-equity, listed options used by a Master Portfolio will be deemed "Section 1256 contracts." A Master Portfolio will be required to "mark to market" any such contracts held at the end of the taxable year by treating them as if they had been sold on the last day of that year at market value. Sixty percent of any net gain or loss realized on all dispositions of Section 1256 contracts, including deemed dispositions under the "mark-to-market" rule, generally will be treated as long-term capital gain or loss, and the remaining 40% will be treated as short-term capital gain or loss. These provisions may require a Master Portfolio to recognize income or gains without a concurrent receipt of cash. Transactions that qualify as designated hedges are exempt from the mark-to-market rule and the "60%/40%" rule and may require the Master Portfolio to defer the recognition of losses on certain future contracts, foreign currency contracts, and non-equity options.

Foreign exchange gains and losses realized by a Master Portfolio in connection with certain transactions involving foreign currency-denominated debt securities, certain options and futures contracts relating to foreign currency, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Section 988 of the Code, which generally causes such gains and losses to be treated as ordinary income or loss and may affect the amount and timing of recognition of the Master Portfolio's income. Under future Treasury Regulations, any such transactions that are not directly related to a Master Portfolio's investments in stock or securities (or its options contracts or futures contracts with respect to stock or securities) may have to be limited in order to enable the Master Portfolio to continue to pass-through qualifying income to interestholders that are regulated investment companies.

Offsetting positions held by a Master Portfolio involving certain financial forward, futures or options contracts may be considered, for federal income tax purposes, to constitute "straddles." "Straddles" are defined to include "offsetting positions" in actively traded personal property. The tax treatment of "straddles" is governed by Section 1092 of the Code which, in certain circumstances, overrides or modifies the provisions of Section 1256. If a Master Portfolio is treated as entering into "straddles" by engaging in certain financial forward, futures or option contracts, such straddles could be characterized as "mixed straddles" if the futures, forward, or option contracts comprising a part of such straddles are governed by Section 1256 of the Code, described above. A Master Portfolio may make one or more elections with respect to "mixed straddles." Depending upon which election is made, if any, the results with respect to a Master Portfolio may differ. Generally, to the extent the straddle rules apply to positions established by a Master Portfolio, losses realized by the Master Portfolio may be deferred to the extent of unrealized gain in any offsetting positions. Moreover, as a result of the straddle and the conversion transaction rules, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gain may be characterized as short-term capital gain or ordinary income. Further, a Master Portfolio may be required to capitalize, rather than deduct currently, any interest expense on indebtedness incurred or continued to purchase or carry any positions that are part of a straddle. Because the application of the straddle rules may affect the character of gains and losses, defer losses, and/or accelerate the recognition of gains or losses from affected straddle positions, the amount which must be allocated to interestholders, and which will be taxed to interestholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to if a Master Portfolio had not engaged in such transactions.

If a Master Portfolio enters into a "constructive sale" of any appreciated financial position in stock, a partnership interest, or certain debt instruments, the Master Portfolio will be treated as if it had sold and immediately repurchased the property and must recognize gain (but not loss) with respect to that position. A constructive sale occurs when a Master Portfolio enters into one of the following transactions with respect to the same or substantially identical property: (i) a short sale; (ii) an offsetting notional principal contract; (iii) a futures or forward contract, or (iv) other transactions identified in future Treasury Regulations. The character of the gain from constructive sales will depend upon a Master Portfolio's holding period in the property. Losses from a constructive sale of property will be recognized when the property is subsequently disposed of. The character of such losses will depend upon a Master Portfolio's holding period in the property and the application of various loss deferral provisions in the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of a Master Portfolio's taxable year and the Master Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed.

The amount of long-term capital gain a Master Portfolio may recognize from derivative transactions is limited with respect to certain pass-through entities. The amount of long-term capital gain is limited to the amount of such gain a Master Portfolio would have had if the Master Portfolio directly invested in the pass-through entity during the term of the derivative contract. Any gain in excess of this amount is treated as ordinary income. An interest charge is imposed on the amount of gain that is treated as ordinary income.

"Passive foreign investment corporations" ("PFICs") are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If a Master Portfolio acquires any equity interest (which generally includes not only stock but also an option to acquire stock such as is inherent in a convertible bond under proposed Treasury Regulations) in a PFIC, its interestholders could be subject to federal income tax and IRS interest charges on "excess distributions" received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain. A Master Portfolio will not be permitted to pass-through to its interestholders any credit or deduction for taxes and interest charges incurred with respect to PFICs.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require a Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. The Master Portfolios may limit and/or manage their holdings in PFICs to minimize their tax liability or maximize their returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, a Master Portfolio may incur the tax and interest charges described above in some instances.

Rules governing the federal income tax aspects of derivatives, including swap agreements, are in a developing stage and are not entirely clear in certain respects, particularly in light of a recent IRS revenue ruling that held that income from a derivative contract with respect to a commodity index is not qualifying income to a regulated investment company. Accordingly, while each Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in this area. Certain requirements that must be met under the Code in order for a regulated investment company, which invests in a Master Portfolio, to maintain its status under the Code may limit the extent to which the Master Portfolio will be able to engage in derivatives.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolios may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolios without corresponding current cash receipts. Although the Master Portfolios seek to avoid significant noncash income, such noncash income could be recognized by the Master Portfolios, in which case the Master Portfolios may distribute cash derived from other sources in order for regulated investment companies investing the Master Portfolios to maintain their status under the Code. In this regard, the Master Portfolios could be required at times to liquidate investments prematurely in order to satisfy their minimum distribution requirements. In addition, payments received by the Master Portfolios in connection with securities lending and repurchase agreements will not qualify for reductions in individual federal income tax on certain dividends and so may be taxable as ordinary income.

Foreign Tax Credits. A Master Portfolio may be subject to foreign income tax withholding and other foreign taxes attributable to income realized from its investments in foreign portfolio companies. In general, foreign income tax paid by the Master Portfolio will be allocated to the interestholders pro rata in accordance with their Beneficial Interests. The amount of foreign income tax withholding and other foreign income taxes paid by a Master Portfolio and allocated to an interestholder generally may be claimed as a credit against such interestholder's federal income tax liability, subject to certain limitations and qualifications, or a deduction by such interestholder when determining such interestholder's federal taxable income. An individual with $300 or less of creditable foreign income taxes generally may elect to be exempt from foreign source taxable income and certain other limitations imposed by the Code on claiming a credit for such taxes. The $300 amount is increased to $600 for joint filers. A deduction for foreign taxes paid may only be claimed by interestholders that itemize their deductions.

Taxable Disposition of Beneficial Interests. In general, on a sale or other taxable disposition of all of an interestholder's Beneficial Interests, the interestholder will recognize gain or loss equal to the difference between the amount realized on the disposition and the adjusted tax basis for such interestholder's Beneficial Interests. The gain or loss resulting from the sale or other taxable disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if the Beneficial Interests have been held for more than one year at the time of disposition. However, to the extent the Master Portfolio has "unrealized receivables" or "inventory items" (both as specially defined in the Code), an interestholder may recognize ordinary income on the disposition of all or a portion of its Beneficial Interests, even if it held such Beneficial Interests as a capital asset. The Master Portfolios do not expect that they will have material "unrealized receivables" or "inventory items."

No Code Section 754 Election. Although a Master Portfolio may make an election under Section 754 of the Code to adjust the basis of its assets upon the transfer or redemption of Beneficial Interests, it is not required to do so under the Trust's Declaration of Trust. The failure to make such an election generally may result in a transferee of Beneficial Interests and the remaining interestholders (following a redemption) to recognize more taxable income on the disposition of the Master Portfolio's assets. Once a Code Section 754 election is made by a Master Portfolio, it cannot be revoked without the consent of the IRS. Moreover, as discussed above, under recently enacted legislation, if the assets of the Master Portfolio have decreased in value, the Master Portfolio may be required to reduce the tax basis in its assets upon the transfer or exchange of Beneficial Interests.

At-Risk Limitations. Individuals and closely-held corporations are subject to the at-risk limitations contained in Code Section 465. Under these rules, an interestholder would not be permitted to include losses allocated by the corresponding Master Portfolio to the extent such losses exceeded the amount such interestholder was considered to have "at risk" in the Master Portfolio. For this purpose, the interestholder's at-risk amount would initially equal the sum of the amount of cash and the tax basis of portfolio securities contributed to the Master Portfolio. The at-risk amount would be increased by any taxable income allocated to such interestholder and would be decreased by any losses allocated to the interestholder and by any distributions to the interestholder. Any losses disallowed by reason of the at-risk limitation may be carried forward until such time, if ever, that sufficient at-risk amounts exist.

Investment Interest Limitation. Section 163(d) of the Code disallows an individual taxpayer's deduction for "investment interest" (i.e., interest or short sale expenses for "indebtedness properly allocable to property held for investment") in excess of "net investment income." "Net investment income" generally includes all gross income of the taxpayer from property held for investment and net gain attributable to the disposition of property held for investment, but includes "qualified dividend income" only to the extent the taxpayer elects to pay tax on such amounts at ordinary income tax rates An investor that could not deduct losses currently as a result of the application of Section 163(d) would be entitled to carry forward such losses to future years, subject to the same limitation. The investment interest limitation could apply to limit the deductibility of interest paid by an individual investor on any indebtedness incurred to finance its investment in the Master Portfolios.

Organization and Syndication Expenses. Amounts paid or incurred to organize an entity, such as all or a portion of the expenses incurred by a Master Portfolio for its formation and organization, generally may, at the election of the Master Portfolio, be treated as deferred expenses that are allowed as a deduction ratably over a period of not less than 180 months. The Master Portfolios intend to make such an election. Syndication costs incurred by a Master Portfolio generally are non-deductible, capitalized expenditures of the Master Portfolio.

Certain Deductibility Limitations. Expenses incurred in producing income, including investment advisory and asset management fees are deductible by individual taxpayers only to the extent that they exceed (when aggregated with other such expenses, unreimbursed employee business expenses and certain other expenses) 2% of the taxpayer's adjusted gross income. Moreover, even those expenses in excess of the 2% floor will constitute itemized deductions (and therefore only available to those taxpayers who itemize) subject to reduction by 3% of the amount of an individual taxpayer's adjusted gross income over an inflation-adjusted amount. An individual interestholder will be subject to these limitations on his or her share of Master Portfolio's expenses, including the management fees incurred by a Master Portfolio. Investment expenses are miscellaneous itemized deductions which are not deductible by an individual taxpayer in calculating its alternative minimum tax liability.

Tax Rates; Capital Gains and Losses. As of the printing of this Part A, the maximum stated federal income tax rate applicable to individuals generally is 35% for ordinary income and 15% for net capital gain.

Current federal income tax law also provides for a maximum individual federal income tax rate applicable to "qualified dividend income" equal to the highest net long-term capital gains rate, which generally is 15%. In general, "qualified dividend income" is income attributable to dividends received from certain domestic and foreign corporations on or after January 1, 2003, as long as certain holding period requirements are met. For this purpose, a regulated investment company investing in a Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio. (Only dividends from direct investments will qualify. Payments received by a Master Portfolio from securities lending, repurchase and other derivative transactions ordinarily will not.)

The maximum stated corporate federal income tax rate applicable to ordinary income and net capital gains is 35%. Actual marginal tax rates may be higher for some interestholders, for example, through reductions in deductions. Naturally, the amount of tax payable by any taxpayer will be affected by a combination of tax laws covering, for example, deductions, credits, deferrals, exemptions, sources of income and other matters. Federal income tax rates are set to increase in future years under various "sunset" provisions of federal income tax laws.

Individuals are allowed to use capital losses to offset in full capital gains. To the extent that capital losses exceed capital gains in a taxable year, individuals are also allowed to deduct such excess capital losses against a maximum of $3,000 of ordinary income. Any capital losses not utilized in a taxable year may be carried forward indefinitely by individuals. Corporations are allowed to use capital losses to offset in full capital gains but are not allowed to offset ordinary income. Corporations generally can carry capital losses back three years and forward five years. Special rules apply to regulated investment companies with respect to capital loss carryovers.

Unrelated Business Taxable Income. Beneficial Interests may be acquired by entities that generally are exempt from federal income tax under the Code ("Tax-Exempt Entities"). A Tax-Exempt Entity that is an interestholder will be required to report as taxable income its pro rata share of any portion of a Master Portfolio's income that is "unrelated business taxable income" to the Tax-Exempt Entity. Unrelated business taxable income generally is defined as the gross income from any trade or business unrelated to the tax-exempt business of the entity. Unrelated business taxable income also includes income derived from "debt-financed property." In general, debt-financed property includes any property, such as a portfolio security, acquired in whole or in part with indebtedness. However, unrelated business taxable income generally does not include income and gains realized by a Tax-Exempt Entity directly or through a partnership for federal income tax purposes (such as a Master Portfolio) attributable to investments in corporate stock and securities, unless the stock and securities are "debt-financed." If and to the extent that the unrelated business taxable income, from all sources, of an interestholder that is a Tax-Exempt Entity, less its allocable share of deductions directly connected with carrying on any such trade or business, exceeds $1,000 in any year, such interestholder would incur tax liability with respect to the excess as unrelated business taxable income at tax rates that would be applicable if such organization were not otherwise exempt from taxation.

Although Beneficial Interests in the Master Portfolios may be offered to Tax-Exempt Entities, the Master Portfolios do not intend to take any precautions that might limit their realization of unrelated business taxable income allocable to Tax-Exempt Entities. Accordingly, prospective interestholders that are Tax-Exempt Entities should anticipate that a substantial portion of their income from a Master Portfolio will be treated as unrelated business taxable income. Furthermore, if a Tax-Exempt Entity uses borrowed funds to acquire Beneficial Interests, all or a portion of its income from the Master Portfolio could be treated as unrelated business taxable income, depending on the amount borrowed.

Tax-Exempt Entities are urged to consult with their own tax advisors as to the potential impact to them of the unrelated business taxable income rules as applied to their investment in a Master Portfolio.

Withholding Taxes. The Master Portfolio may be subject to withholding taxes, such as foreign withholding taxes, and may be required to withhold on distributions or allocations of Master Portfolio income and gains to interestholders. In general, any withholding tax obligation incurred by the Master Portfolio attributable to an interestholder shall be treated as a cash distribution to such interestholder, thereby reducing such interestholder's right to other cash distributions.

Certain Federal Income Tax Consequences with Respect to Non-U.S. Interestholders. The discussion above generally applies to an interestholder who or that is: (a) for purposes of the Code, a citizen or resident of the United States, (b) a corporation created or organized under the laws of the United States or of any political subdivision thereof, (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or
(d) a
trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more "U.S. persons," as defined in the Code, has the authority to control all substantial decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a United States person for U.S. federal income tax purposes (a "U.S. interestholder"). The federal income tax treatment applicable to an interestholder who or that is not a U.S. interestholder (a "Non-U.S. interestholder") generally is discussed below. The following discussion does not apply to a Non-U.S. interestholder separately engaged in a trade or business in the United States (or a Non-U.S. interestholder with a "permanent establishment" in the United States for purposes of an applicable treaty). Moreover, the potential applicability of an income tax treaty and the internal tax rules of a Non-U.S. interestholder's home country must also be considered in determining the advisability and tax consequence of an investment in a Master Portfolio. Accordingly, each potential Non-U.S. interestholder is urged to consult with its own tax advisors concerning the federal, state and local and foreign tax treatment of an investment in a Master Portfolio.

A significant portion of the income realized by a Master Portfolio and allocable to a Non-U.S. interestholder may be attributable to U.S. sources. To the extent such income is attributable to dividends on stock and interest on obligations of U.S. companies, such income in the hands of a Non-U.S. interestholder generally will be subject to a withholding tax at a flat rate of 30% or a lower treaty rate, if an income tax treaty applies, provided a Master Portfolio obtains a properly completed and signed certificate of foreign status. This tax generally is not refundable. If certain requirements are met, interest on obligation of U.S. companies may qualify as "portfolio interest," which generally is exempt from federal income tax withholding. In general, capital gain allocable by the Master Portfolio to a Non-U.S. interestholder or realized by the Non-U.S. interestholder on the disposition of all or a portion of its Beneficial Interest will not be subject to federal income tax, withholding or otherwise, provided a Master Portfolio obtains a properly completed and signed certificate of foreign status, unless: (i) the gains are effectively connected with a U.S. trade or business (or, if an income tax treaty applies, is attributable to a permanent establishment) of the Non-U.S. interestholder, or (ii) in the case of an individual Non-U.S. interestholder, the interestholder is present in the U.S. for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met. If the capital gains are effectively connected with a U.S. trade or business or are attributable to a U.S. permanent establishment of the Non-U.S. interestholder pursuant to an income tax treaty, the tax, reporting and withholding requirements applicable to U.S. persons generally will apply to the Non-U.S. interestholder. If such gains are not effectively connected for this purpose, but the Non-U.S. interestholder meets the requirements of clause (ii) described above, the gains will be subject to a withholding tax at a flat rate of 30% (or the lower treaty rate, if an income tax treaty applies).

If a Master Portfolio invests in a partnership for U.S. federal income tax purposes that operates a U.S. trade or business, a Non-U.S. interestholder generally will be deemed to be engaged in a U.S. trade or business (or have a "permanent establishment" in the United States for purposes of an applicable treaty) by virtue of its investment in a Master Portfolio. Although Beneficial Interests in the Master Portfolios may be offered to prospective Non-U.S. persons, the Master Portfolios do not intend to take any precautions in this regard.

Certain Foreign Income Tax Considerations. A Master Portfolio may be subject to significant withholding and other taxes imposed by (and interestholders might be subject to taxation and reporting requirements in) foreign jurisdictions with respect to investments by the Master Portfolio in portfolio companies. It is possible that income tax treaties between the United States and the relevant foreign country might reduce or eliminate certain of such taxes. Upon advice and with the assistance of the Trust's counsel and accountants, the Master Portfolio will attempt to structure its investments in a manner which minimizes the adverse impact of such foreign taxes to the Master Portfolio and interestholders. However, no assurance can be given that interestholders will not be subject (directly or indirectly) to significant foreign taxation (including potentially confiscatory levels of tax and withholding) as a result of their investments in a Master Portfolio.

Certain State and Local Tax Considerations. In addition to the federal income and foreign tax consequences described herein, prospective investors should consider potential state and local tax consequences of an investment in a Master Portfolio. State and local tax laws often differ from federal income tax law with respect to the treatment of specific items of income, gain, loss or deduction. State and local tax laws may subject an interestholder's distributive share of the taxable income or loss of a Master Portfolio to tax in any jurisdiction in which the Master Portfolio is viewed as conducting activities or deriving income, and interestholders may be subject to state withholding tax and return filing obligations in such states. Individual interestholders may also be subject to tax on their entire distributive shares of income by their states of residence (although credits against the state of residence tax may be available for state taxes paid to other jurisdictions). Prospective investors are urged to consult with their own tax advisors regarding the potential state and local tax consequences of an investment in a Master Portfolio.

ITEM 7: DISTRIBUTION ARRANGEMENTS

The Trust is registered as an open-end management investment company under the 1940 Act. The Trust was organized as a Delaware business trust. Investors in the Trust will each be liable for all obligations of the Trust. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations. The Trust's Declaration of Trust authorizes the Board of Trustees to issue Beneficial Interests and to establish and designate such Beneficial Interests into one or more Master Portfolios. Beneficial Interests may be purchased only by investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

The Trust is currently comprised of six separate series of Master Portfolios (each, a "Master Portfolio" and collectively the "Master Portfolios") including:
Columbia International Value Master Portfolio, Columbia Marsico Focused Equities Master Portfolio, Columbia Marsico Growth Master Portfolio, Columbia High Income Master Portfolio, Columbia Large Cap Core Master Portfolio and Columbia Small Cap Growth Master Portfolio. Each Master Portfolio (except for Columbia Marsico Focused Equities Master Portfolio) is "diversified" as defined in the 1940 Act.

Each Master Portfolio is a separate series of the Trust. A non-accredited investor does not directly purchase an interest in a Master Portfolio, but instead purchases shares in a corresponding "feeder" fund, an accredited investor, which invests all of its assets in a Master Portfolio. The feeder funds related to the Master Portfolios are Columbia International Value Fund, Columbia Marsico Focused Equities Fund, Columbia Marsico Growth Fund, Columbia High Income Fund, Columbia Large Cap Core Fund and Columbia Small Cap Growth Fund II (individually, a "Fund", and collectively, the "Funds"), which in turn invest all of their assets in, respectively, the Columbia International Value Master Portfolio, Columbia Marsico Focused Equities Master Portfolio, Columbia Marsico Growth Master Portfolio, Columbia High Income Master Portfolio, Columbia Large Cap Core Master Portfolio and Columbia Small Cap Growth Master Portfolio. Each corresponding Master Portfolio has the same investment objective, policies, and limitations as its respective Fund.

Other investors may also be permitted to invest in a Master Portfolio. All other investors will invest in a Master Portfolio on the same terms and conditions as a Fund, although there may be different administrative and other expenses. Therefore, the Funds may have different returns than other investors of the same Master Portfolio.

A discussion of the risk factors, objectives and other investment aspects in a Fund will include all aspects of an investment in the corresponding Master Portfolio. In this registration statement, the discussion of risk factors which apply to an investment by a Master Portfolio shall include the risk factors which apply to an investment by a Fund.

The business and affairs of the Trust are managed under the direction of its Board of Trustees. The office of the Trust is located at One Financial Center, Boston, MA 02111.

ITEM 8: FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 8 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

                  COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

                              ONE FINANCIAL CENTER
                                BOSTON, MA 02110
                                 1-800-321-7854

                                    FORM N-1A

                                     PART C

                                OTHER INFORMATION

ITEM 23. EXHIBITS

     All references to the "Registration Statement" in the following list of Exhibits refer to the Registrant's Registration Statement on Form N-1A (File No. 811-09347).

EXHIBIT
 LETTER   DESCRIPTION
-------   -----------
(a)       Articles of Incorporation:

(a)(1) Form of Limited Liability Company Agreement dated March 29, 2007, filed herewith.

(b)       Bylaws:

(b)(1)    Form of Bylaws dated March 29, 2007, filed herewith.

(c)       Instruments Defining Rights of Securities Holders:

          Not Applicable.

(d)       Investment Advisory Contracts:

(d)(1)    Investment Advisory Agreement between Columbia Funds Master Investment
          Trust ("Registrant") and Columbia Management Advisors, LLC ("CMA") dated September 30, 2005, Schedule I last amended September 30, 2006, incorporated by reference to Amendment No. 35, filed March 29, 2007.

EXHIBIT
 LETTER   DESCRIPTION
-------   -----------
(d)(2)    Investment Advisory Agreement between the Registrant and CMA dated
          September 30, 2005, Schedule I last amended September 30, 2006, incorporated by reference to Amendment No. 35, filed March 29, 2007.

(d)(3)    Sub-Advisory Agreement among the Registrant, CMA and Marsico Capital
          Management, LLC ("Marsico Capital") dated September 30, 2005, Schedule
          I last amended September 30, 2006, incorporated by reference to Amendment No. 35, filed March 29, 2007.

(d)(4)    Sub-Advisory Agreement among the Registrant, CMA and Brandes
          Investment Partners, LLC ("Brandes") dated September 30, 2005,
          Schedule I last amended September 30, 2006, incorporated by reference to Amendment No. 35, filed March 29, 2007.

(d)(5)    Sub-Advisory Agreement among the Registrant, CMA and MacKay Shields
          LLC ("MacKay Shields") dated September 30, 2005, Schedule I last amended September 30, 2006, incorporated by reference to Amendment No.
          35, filed March 29, 2007.

(e)       Not Applicable pursuant to General Instruction (B)(2)(b).

(f)       Bonus or Profit Sharing Contracts:

(f)(1)    Deferred Compensation Plan dated February 24, 1999 last amended
          November 19, 2003, incorporated by reference to Amendment No. 32, filed July 30, 2004.

(g)       Custodian Agreement:

(g)(1)    Master Custodian Agreement between the Registrant and State Street
          Bank and Trust Company ("State Street"), dated June 13, 2005, Appendix
          A last amended September 30, 2006, incorporated by reference to Amendment No. 35, filed March 29, 2007.

(g)(2)    Amendment No. 1 to the Master Custodian Agreement between the
          Registrant and State Street, dated June 1, 2006, incorporated by reference to Amendment No. 34, filed July 31, 2006.

(h)       Other Material Contracts:

(h)(1)    Administration Agreement between the Registrant and CMA, dated
          December 1, 2005, Schedules A and B last amended September 30, 2006, incorporated by reference to Amendment No. 35, filed March 29, 2007.

EXHIBIT
 LETTER   DESCRIPTION
-------   -----------
(h)(2)    Pricing and Bookkeeping Agreement between the Registrant and CMA, dated December 1, 2005, Schedule A last amended September 30, 2006, incorporated by reference to Amendment No. 35, filed March 29, 2007.

(h)(3)    Placement Agency Agreement between the Registrant and Columbia
          Management Distributors, Inc. ("CMD"), dated September 26, 2005,
          Schedule I last amended September 30, 2006, incorporated by reference to Amendment No. 35, filed March 29, 2007.

(h)(4)    Cross Indemnification Agreement between Columbia Funds Series Trust
          (the "Trust") and the Registrant dated September 26, 2005, incorporated by reference to Amendment No. 34, filed July 31, 2006.

(h)(5) Form of Mutual Fund Fee and Expense Agreement between the Registrant, the Trust, CMA and CMD dated October 18, 2006, incorporated by reference to Amendment No. 35, filed March 29, 2007.

(i)       Not Applicable pursuant to General Instruction (B)(2)(b).

(j)       Not Applicable pursuant to General Instruction (B)(2)(b).

(k)       Not Applicable pursuant to General Instruction (B)(2)(b).

(l)       Initial Capital Agreements:

          Not Applicable.

(m)       Rule 12b-1 Plan:

          Not Applicable.

(n)       Financial Data Schedule:

          Not Applicable.

(o)       Rule 18f-3 Plan:

          Not Applicable.

(p)       Codes of Ethics

(p)(1)    Columbia Funds Family Code of Ethics, incorporated by reference to
          Amendment No. 35, filed March 29, 2007.

EXHIBIT
 LETTER   DESCRIPTION
-------   -----------
(p)(2)    Columbia Management Group Code of Ethics, incorporated by reference to
          Amendment No. 34, filed July 31, 2006.

(p)(3)    Marsico Capital Code of Ethics, incorporated by reference to Amendment
          No. 34, filed July 31, 2006.

(p)(4) Brandes Code of Ethics, incorporated by reference to Amendment No. 34, filed July 31, 2006.

(p)(5)    MacKay Shields Code of Ethics, incorporated by reference to Amendment
          No. 34, filed July 31, 2006.

(q)(1)    Powers of Attorney for Minor Mickel Shaw, Edward J. Boudreau, Jr.,
          William A. Hawkins, R. Glenn Hilliard, William P. Carmichael, dated
          May 16, 2006, incorporated by reference to Amendment No. 34, filed
          July 31, 2006.

(q)(2) Power of Attorney for Keith Banks, incorporated by reference to Amendment No. 28, filed July 30, 2004.

ITEM 24. PERSONS CONTROLLED BY OF UNDER COMMON CONTROL WITH THE FUND

     No person is controlled by or under common control with the Registrant.

ITEM 25. INDEMNIFICATION

     Article V, Section 5.3 of the Registrant's Declaration of Trust provides for the indemnification of the Registrant's trustees, officers, employees and other agents. Indemnification of the Registrant's administrators, placement agent and custodian is provided for, respectively, in the Registrant's:

          1.   Administration Agreement with CMA;

          2.   Placement Agency Agreement with CMD; and

          3.   Custody Agreement with State Street.

     The Registrant has entered into a Cross Indemnification Agreement with the Trust, dated September 26, 2005. The Master Trust will indemnify and hold harmless the Trust against any losses, claims, damages or liabilities to which the Trust may become subject under the Act, the 1940 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectuses, any Preliminary Prospectuses, the Registration Statements, any other Prospectuses relating to the Securities, or any amendments or supplements to the foregoing (hereinafter referred to collectively as the "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Trust by the Master Trust expressly for use therein; and will reimburse the Trust for any legal or other expenses reasonably incurred by the Trust in connection with investigating or defending any such action or claim; provided, however, that the Master Trust shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to the Master Trust by the Trust for use in the Offering Documents.

     The Trust will indemnify and hold harmless the Master Trust against any losses, claims, damages or liabilities to which the Master Trust may become subject under the Act, the 1940 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Master Trust by the Trust expressly for use therein; and will reimburse the Master Trust for any legal or other expenses reasonably incurred by the Master Trust in connection with investigating or defending any such action or claim; provided, however, that the Trust shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to the Trust by the Master Trust for use in the Offering Documents.

     Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party or parties under such subsection, notify the indemnifying party or parties in writing of the commencement thereof; but the omission to so notify the indemnifying party or parties shall not relieve it or them from any liability which it or they may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party or parties of the commencement thereof, the indemnifying party or parties shall be entitled to participate therein and, to the extent that either indemnifying party or both shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party or parties to such indemnified part of its or their election so to assume the defense thereof, the indemnifying party or parties shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

     The Registrant has obtained from a major insurance carrier a trustees' and officers' liability policy covering certain types of errors and omissions. In no event will the Registrant indemnify any of its trustees, officers, employees, or agents against any liability to which such person would otherwise be subject by reason of his/her willful misfeasance, bad faith, gross negligence in the performance of his/her duties, or by reason of his/her reckless disregard of the duties involved in the conduct of his/her office or arising under his agreement with the Registrant. The Registrant will comply with Rule 484 under the 1933 Act and Release No. 11330 under the 1940 Act, in connection with any indemnification.

     Insofar as indemnification for liability arising under the 1933 Act may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission ("SEC") such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

     To the knowledge of the Registrant, none of the directors or officers of CMA, the adviser to the Registrant's portfolios, or Brandes, Marsico Capital or MacKay Shields, the investment sub-advisers to certain portfolios, except those set forth below, are or have been, at any time during the past two calendar years, engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with, and engage in business for, the company that owns all the outstanding stock (other than directors' qualifying shares) of CMA or Marsico Capital, or other subsidiaries of Bank of America Corporation.

     (a) CMA performs investment advisory services for the Registrant and certain other customers. CMA is a wholly-owned subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment adviser is incorporated by reference to Form ADV filed by CMA (formerly, Banc of America Capital Management, LLC ("BACAP")) with the SEC pursuant to the Advisers Act (file no. 801-50372).

     (b) Brandes performs investment sub-advisory services for the Registrant and certain other customers. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Brandes with the SEC pursuant to the Advisers Act (file no. 801-24986).

     (c) Marsico Capital performs investment sub-advisory services for the Registrant and certain other customers. Marsico Capital is a wholly-owned subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Marsico Capital with the SEC pursuant to the Advisers Act (file no. 801-54914).

     (d) MacKay Shields performs investment sub-advisory services for the Registrant and certain other customers. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by MacKay Shields with the SEC pursuant to the Advisers Act (file no. 801-5594).

ITEM 27. PRINCIPAL UNDERWRITERS

     (a) CMD, placement agent for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as distributor for Columbia Funds Variable Insurance Trust I, Banc of America Funds Trust and the Trust, all of which are registered open-end management companies. CMD is also the Registrant's principal underwriter. CMD acts in such capacity for each series of Columbia Funds Series Trust I, Columbia Funds Variable Insurance Trust, Columbia Acorn Trust and Wanger Acorn Trust.

     (b) Information with respect to each director and officer of the principal underwriter is incorporated by reference to Post-Effective Amendment No. 1, filing June 7, 2006 filed by Banc of America Funds Trust with the SEC pursuant to the 1940 Act (file no. 811-21862).

     (c) Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

     (1) CMA, One Financial Center, Boston, MA 02111 (records relating to its function as investment adviser and administrator).

     (2) Brandes, 11988 El Camino Real, San Diego, CA 92130 (records relating to its function as investment sub-adviser).

     (3) Marsico Capital, 1200 17th Street, Suite 1600, Denver, CO 80202 (records relating to its function as investment sub-adviser).

     (4) MacKay Shields, 9 West 57th Street, New York, New York, 10019 (records relating to its function as investment sub-adviser).

     (5) CMD, One Financial Center, Boston, MA 02110 (records relating to its function as placement agent).

     (6) State Street, Two Avenue de Lafayette, LCC/4S, Boston, MA 0211 (records relating to its function as custodian)

ITEM 29. MANAGEMENT SERVICES

          Not Applicable.

ITEM 30. UNDERTAKINGS

          Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the on the 30th day of March, 2007.

                                        COLUMBIA FUNDS MASTER INVESTMENT TRUST


                                        By: /s/ Christopher L. Wilson
                                            ----------------------------------
                                            Christopher L. Wilson
                                            President and Chief Executive
                                            Officer